SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report:  June 28, 2002
                         (Date of earliest event reported)

                         MERGE TECHNOLOGIES INCORPORATED
              (Exact name of registrant as specified in the charter)

                 Wisconsin                0-29486              39-1600938
     (State or other jurisdiction     Commission File No.     (IRS Employer
             of incorporation)                              Identification No.)

                1126 South 70th St. Milwaukee, Wisconsin 53214-3151
                     (Address of Principal Executive Offices)

                                   (414) 977-4000
                (Registrant's telephonenumber including area code)

                                         N/A
           (Former name or former address, if changed since last report)

                                         INDEX
                                         -----

                                                                     Page Number

Item 2.	Acquisition or Disposition of Assets............................  1

Item 7.	Financial Statements and Exhibits...............................  1

		Signatures..............................................  2


<PAGE i>


ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

	On June 28, 2002, Merge Technologies Incorporated (the "Company"), Merge Technologies Holdings Co, a Nova Scotia, Canada company and a wholly-owned subsidiary of the Company, eFilm Medical Inc., a Canadian corporation ("eFilm"), and the principal shareholders of eFilm, pursuant to the terms of a Reorganization Agreement, completed certain transactions wherein, among other things, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock of eFilm. As part of the transactions contemplated under the Reorganization Agreement, shares of common stock previously outstanding of eFilm were exchanged for and converted into one million (1,000,000) exchangeable shares of eFilm (the "Exchangeable Shares"). Each Exchangeable Share is exchangeable and convertible into one (1) share of common stock of the Company. The Company has agreed to file a registration statement with the Securities and Exchange Commission with respect to the one million (1,000,000) shares of Company common stock made available to the stockholders of eFilm for exchange of the Exchangeable Shares at such time as they elect to make the exchange. The Company has agreed to effect this filing within ninety (90) days following the closing of the reorganization.

	eFilm has been in the business of development of medical imaging workflow products and services, developing innovative medical image viewing and related solutions within a clinical environment. Its assets included accounts receivable, inventory, capital equipment and intangible assets. The Company intends to utilize the eFilm assets in a similar manner as eFilm.

	The consideration was negotiated at arms-length between the Company and eFilm and includes a premium over the book value of assets, based on the Company's own assessment of the market value of eFilm's assets and the benefits of combining eFilm with the Company.

	A copy of the Reorganization Agreement is filed as an exhibit to this Form 8-K and is incorporated by reference herein.


ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

	Financial statements of the business acquired will be filed by amendment not later than sixty (60) days from the date of this filing.

(b)	Exhibits

	10.1.	Reorganization Agreement between Merge Technologies
Incorporated, Merge Technologies Holdings Co., eFilm Medical Inc., Patrice Bret, Gregory Couch and Catherine McCallum, dated as of April 15, 2002.

	99.1.	Press Release announcing the completion of the acquisition of
eFilm Medical Inc.


<PAGE 1>


                                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

			MERGE TECHNOLOGIES INCORPORATED


Dated:	July 8, 2002	By: /s/ Richard A. Linden
			--------------------------------
			Richard A. Linden,
			President and Chief Executive Officer


<PAGE 2>



EXHIBIT 10.01


                            REORGANIZATION AGREEMENT

                                     between

                        MERGE TECHNOLOGIES INCORPORATED,

                        MERGE TECHNOLOGIES HOLDINGS CO.,

                               eFilm MEDICAL INC.,

                                  PATRICE BRET,

                                 GREGORY COUCH,

                                      -and-

                               CATHERINE MCCALLUM

                           Dated as of April 15, 2002


<PAGE 3>

                           REORGANIZATION AGREEMENT

	THIS AGREEMENT is made as of April 15, 2002 between MERGE TECHNOLOGIES INCORPORATED, a corporation incorporated under the laws of Wisconsin ("Merge"), MERGE TECHNOLOGIES HOLDINGS CO., a corporation incorporated under the laws of Nova Scotia ("Holdings"), eFilm Medical Inc., a corporation incorporated under the laws of Canada (the "Company") and Patrice Bret, Gregory Couch and Catherine McCallum (each a "Principal Shareholder" and collectively, the "Principal Shareholders").

	WHEREAS the Principal Shareholders are the beneficial and registered owners of not less than two-thirds of each class of issued and outstanding shares of the Company;

	AND WHEREAS Merge, Holdings, the Company and the Principal Shareholders deem it desirable and in their best interests to consummate the transactions contemplated by this Agreement;

	AND WHEREAS upon the terms and subject to the conditions of this Agreement, Merge, Holdings, the Company and the Principal Shareholders have agreed to effect the following reorganization (the "Reorganization"):

	(a)	the amendment of the share capital of the Company by articles of amendment in substantially the form annexed hereto as Exhibit I, in respect of the following:

			(i)	the creation of an unlimited number of
Exchangeable Shares having the respective rights, privileges, restrictions and conditions set forth in the articles of amendment of the Company annexed hereto as Exhibit I;

			(ii)	the changing of each outstanding Common Share
into that number of Exchangeable Shares equal to the Exchange Ratio;

		(b)	immediately upon the effectiveness of Articles of
Amendment on the Closing Date, the issue to Holdings by the Company of 100 New Common Shares in consideration for the payment of $10.00;

		(c)	the issuance to the Trustee, on behalf of holders of
Exchangeable Shares, of the Merge Special Voting Share having the right to cast that number of votes at meetings of holders of Merge Common Shares equal to the number of Exchangeable Shares outstanding from time to time (excluding any Exchangeable Shares held by Merge or any direct or indirect subsidiary of Merge).

	AND WHEREAS the Exchangeable Shares may be exchanged by holders for Merge Common Shares on a one-for-one basis, subject to the provisions of the Exchangeable Shares, the Share Exchange Agreement, the Trust Agreement and the Support Agreement and the number of Exchangeable Shares to be received by the holders of the Common Shares (the "Shareholders") shall be one million Exchangeable Shares;

	NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and covenants and agreements herein contained, the parties agree as follows:


<PAGE 4>


ARTICLE 1 - INTERPRETATION
--------------------------

1.1	Definitions.

	Where used in this Agreement, the following terms shall have the following meanings:

"Acquisition Proposal" is defined in Section 5.2(l);

"Affiliate" as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

"Articles of Amendment" means the Articles of Amendment attached as Exhibit I hereto which include the Provisions Attaching to the Exchangeable Shares;

"Balance Sheet" means the balance sheet of the Company at the Balance Sheet
Date;

"Balance Sheet Date" means February 28, 2002;

"Business" means, when used in reference to a person, the assets, properties, business, operations and financial condition of such person;

"CBCA" means the Canada Business Corporations Act, as amended;

"Canadian Dollar Equivalent" means in respect of any amount expressed in U.S. Dollars at any date, the product obtained by multiplying the amount in U.S. Dollars by 1.6;

"Closing" is defined in Section 2.4;

"Closing Date" means June 17, 2002 or such later date which is Five Business Days after the date on which the ruling referred to in section 6.3(h) is issued by the Ontario Securities Commission, or such other date as may be agreed between Merge and the Company (which shall not be later than July 28, 2002 unless otherwise extended by agreement of Merge and the Company) as the date on which the Closing will occur pursuant to the terms hereof;

"Closing Price" means U.S. $5.00;

"Code" means the Internal Revenue Code of the United States;

"Common Shares" means the common shares of the Company as they currently exist;

"Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Merge pursuant to Article 3 of this Agreement;

"Company Financial Statements" means the audited consolidated financial statements for the Company for the fiscal years ended March 31, 2001 and 2002;


<PAGE 5>


"Company Leases" is defined in Section 3.15(b);

"Company Material Adverse Effect" means any event, circumstance or condition which, individually or in the aggregate with all other such events, circumstances or conditions, has or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise), prospects, operations or results of operations of the Company, taken as a whole, on the ability to continue to conduct the Business of the Company, taken as a whole, as it is presently being conducted or on the Company's ability to consummate the transactions contemplated hereby or by the Transaction Documents; provided that a Company Material Adverse Effect shall include, without limitation, any events, circumstances or conditions as a consequence of which the Company has incurred or may incur expenses and/or which would require the Company to establish reserves pursuant to Canadian generally accepted accounting principles in an amount exceeding $25,000 in the aggregate for all such expenses and/or reserves (the parties acknowledge that such amount shall not be construed as the definition of materiality for purposes of financial statements);

"Company Plans" is defined in Section 3.9(a);

"Company Proprietary Rights" is defined in Section 3.17(a);

"Company Representatives" is defined in Section 5.2(m);

"Company Share Number" means 100,000;

"Company Shareholders Agreement" means the shareholders agreement dated as of February 15, 2002 among the Company, the Principal Shareholders, University Health Network, Mount Sinai Hospital, Joe Cafazzo, Dr. Peter Rossos and The Toronto Hospital, Mount Sinai Hospital, Princess Margaret Hospital Imaging Consultants regarding the organization and operation of the Company;

"Contracts" means, with respect to any Person, all agreements, undertakings, contracts, obligations, understandings and commitments (whether written or oral) (i) to which such Person is a party, (ii) under which such Person has any rights, (iii) under which such Person has any Liability or (iv) by which such Person, or any of the assets or properties owned or used by such Person, is bound, including all license agreements, manufacturing agreements, supply agreements, purchase orders, sales orders, distributor agreements, sales representation agreements, warranty agreements, indemnity agreements, service agreements, employment and consulting agreements, guarantees, credit agreements, notes, mortgages, security agreements, financing leases, leases, comfort letters, derivative agreements, confidentiality agreements, joint venture agreements, partnership agreements, open bids, powers of attorney, memoranda of understanding and letters of intent, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder;

"Damages" means losses (other than loss of profit), liabilities, damages (actual, punitive or consequential), demands, claims, suits, actions, judgments or causes of action, assessments, Taxes, reasonable costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever;


<PAGE 6>


"Designated Persons" is defined in Section 3.10(c);

"Dissent Rights" is defined in Section 2.8;

"Dissenting Shares" is defined in Section 2.8;

"Effective Time" means the time set out in the Articles of Amendment;

"Employee List" is defined in Section 3.10(c);

"Employment Agreement" means an agreement with each of Greg Couch and Catherine McCallum, each of which shall be deemed to be effective simultaneously with the Closing and which shall be deemed to be of no force and effect if the Closing does not occur for any reason.;

"Environmental Claim" means any written claim or notice alleging potential liability or remedy, whether civil, administrative, criminal or quasi-criminal, (including, without limitation, potential liability for investigatory costs, cleanup costs, response costs, costs of repair, construction, alteration and installation, preventive and remediation costs, natural resources damages, property damages, personal injuries, business interruption costs, consequential damages, fines, penalties and monetary and non-monetary sanctions) arising out of, based on or resulting from (a) the presence, release, spill, discharge or deposit into the environment, of any Hazardous Materials at any location, whether or not owned or leased by the Company, whether or not caused or occasioned by any act or omission on the part of the Company, whether or not occasioned or arising during the period of ownership or lease by the Company, and whether or not originating or emanating from, on or through any real property now or hereinbefore owned or leased by the Company; (b) circumstances forming the basis of any violation or contravention, or alleged violation or contravention of any Environmental Law; or (c) any breach of, or default under, any representation or warranty of the Company contained in Section 3.22 of this Agreement;

"Environmental Costs" means, without limitation, any actual or potential clean-up costs, remediation, removal, or other response costs, business interruption costs, costs of repair, construction, alteration and installation and preventive and remediation costs (which without limitation shall include costs to cause the Company to come into compliance with Environmental Laws in a manner approved for such real property by all applicable environmental authorities) investigation costs (including, without limitation, fees of consultants, counsel on a solicitor and his own client basis, and other experts in connection with any environmental investigation, testing, audits or studies), losses (other than loss of profits), liabilities, or obligations (including, without limitation, liabilities or obligations under any lease or other contract), payments, damages (including, without limitation, any actual, incidental, special, exemplary, punitive or consequential damages under any statutory laws, common law or equitable cause of action or contractual obligations or otherwise, including without limitation, damages (a) of third parties for personal injury, property damage or loss of revenue or interference with business operations, (b) to natural resources or to the environment, or (c) to Merge, including, without limitation, loss of revenues, interference with business operations, loss of tenants, lenders, investors or buyers, diminution in value of any property or properties or inability to use any property or properties, civil, administrative, quasi-criminal or criminal fines, penalties and monetary and non-monetary


<PAGE 7>


sanctions, judgments, and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matter; in each case, which Merge would be required to accrue or to establish a reserve under U.S. GAAP in its consolidated financial statements, had the transactions contemplated by this Agreement been closed;

"Environmental Laws" means, without limitation, (a) to the extent the Company is resident in Canada, all Canadian federal, provincial or local statutes, regulations, ordinances, by-laws and rules relating to the protection, conservation, enhancement or rehabilitation of the environment, relating to the disposal of Hazardous Materials, occupational health and safety, product liability and transportation of Hazardous Materials; (b) to the extent the Company is resident in the United States, the following U.S. laws: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 et seq., the Emergency Planning and Community Right-to-know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Clean Water Act (Federal Water Pollution Control
Act), 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., the Occupational Safety and Health Act, 49 U.S.C. Sections 641 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as any of the statutes listed under (a) and (b) above have been or may be amended from time to time; (c) all rules and regulations promulgated pursuant to any of the above statutes; and (d) to the extent the Company is resident in the jurisdiction in which such statute, ordinance, rule or regulation applies, any other foreign or Canadian statute, ordinance, rule or regulation governing Environmental Matters (including Canadian and U.S. federal, state or local laws), as the same have been or may be amended from time to time, including any common law, equitable or statutory cause of action providing any right or remedy with respect to Environmental Matters, and all applicable judicial and administrative decisions, directions, orders, guidelines and decrees relating to Environmental Matters;

"Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety of employees, and any matter relating to emissions, discharges, disseminations, spills, deposits, releases or threatened releases, of Hazardous Materials into the environment, including without limitation, the air (indoor and outdoor), surface water, ground water, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Materials;

"Equity Security" means, with respect to any Person, any stock, bond, note, debenture, warrant, right, option, share, phantom stock, stock appreciation right, subscription right, profit participation right, partnership interest, or other security (however denominated) issued or granted by such Person that entitles the holder or owner thereof, directly or indirectly (including through exercise, exchange or conversion for another security), to share in the capital, earnings or profits of such Person or to vote for the election of directors, partners or other persons responsible for the management of such Person;

"Escrow Period" is defined in Section 8.1;


<PAGE 8>


"Escrowed Shares" is defined in Section 8.3(a);

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended;

"Exchange Ratio" means the quotient obtained by dividing (x) the Exchangeable Share Number by (y) the Company Share Number;

"Exchangeable Share Number" means 1,000,000;

"Exchangeable Shares" means the Non-Voting Exchangeable Shares of the Company having attributes substantially as set out in Exhibit I hereto;

"GAAP" means generally accepted accounting principles in Canada;

"Governmental Authority" means, in any jurisdiction, any (i) supranational, national, federal, state, provincial, local, municipal, foreign or international government, (ii) court, arbitral or other tribunal, (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity) or (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature;

"GST" is defined in Section 3.8(h);

"Hazardous Materials" means any wastes, pollutants or contaminants (whether or not toxic, hazardous or extremely hazardous), and toxic or hazardous or extremely hazardous substances, materials, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum, gasoline or associated products (such as fuel and diesel oil) or any by-products or fractions thereof whether or not now or previously in underground storage tanks, any form of natural gas, lead, asbestos and asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls ("PCB's") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability or remedy, whether civil, administrative, criminal or quasi-criminal, under any Environmental Laws;

"Holder" means, prior to Closing, each holder of Company Common Shares and, following the Closing, each holder of Exchangeable Shares or Merge Common Shares issued upon exchange of the Exchangeable Shares;

"Indemnitee" is defined in Section 8.2(a);

"Knowledge of the Company" means the actual knowledge of Patrice Bret, Gregory Couch and Catherine McCallum after due inquiry;


<PAGE 9>


"Laws" means all laws, statutes, constitutions, treaties, rules, regulations, directives, ordinances, codes, judgments, rulings, orders, writs, decrees, stipulations, injunctions and determinations of all Governmental Authorities;

"Liability" means any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto;

"Lien" means any charge, claim, adverse claim, community property interest, condition, equitable interest, easement, encumbrance, option, lien, pledge, hypothecation, assignment, deposit arrangement, security interest (preference, priority or other security agreement or preferential arrangement of any kind), mortgage, deed of trust, retention of title agreement, right of first refusal, right of first offer, pre-emptive right, or other restriction or granting or any rights of any kind (including any restriction on, or right granted with respect to, the use, voting, transfer, receipt of income or exercise of any other attribute of ownership);

"Majority Holders" means at any time the Holders of more than 50% of the Registrable Securities issued and outstanding at such time.

"Material Contracts" is defined in Section 3.13;

"Merge Common Shares" means shares of Merge common stock, $0.01 par value per share;

"Merge Material Adverse Effect" means any event, circumstance or condition which, individually or in the aggregate with all other such events, circumstances or conditions, has or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise), prospects, operations or results of operations of Merge, taken as a whole, on the ability to continue to conduct the Business of Merge, taken as a whole, as it is presently being conducted or on Merge's ability to consummate the transactions contemplated hereby or by the Transaction Documents;

"Merge Representatives" is defined in Section 5.2(m);

"Merge Special Voting Share" means the one share of special voting stock of Merge, par value U.S. $0.01, which entitles the holder of record of such share to a number of votes at meetings of holders of Merge Common Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Merge and its affiliates);

"New Common Shares" is defined in Section 2.1;

"Obligation" means any of the terms, conditions or provisions of any indenture, mortgage, note, Lien, license, government registration, contract, lease, agreement or other instrument or obligation, including, but not limited to, Material Contracts, to which a person or any of its subsidiaries is a party or whereby any of their respective assets may be bound;


<PAGE 10>


"Ontario Securities Act" means the Securities Act (Ontario);

"Order" means any order, writ, judgment, injunction, decree, law, statute, ordinance, rule or regulation applicable to a person or any of its subsidiaries or any of their respective assets, as the case may be;

"Permit" means all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities;

"Person" means, an individual, firm, corporation, partnership, joint venture, trust, limited liability entity, unincorporated organization, estate, any other entity or a group (which term includes a "group" as defined in Section 14(d)(3) of the Exchange Act);

"Provisions Attaching to Exchangeable Shares" means the Provisions Attaching to Exchangeable Shares to be included as part of the Articles of Amendment;

"Reorganization" is defined in Section 2.1;

"Required Consents" is defined in Section 5.4(b);

"Required Documents" is defined in Section 6.2(a);

"Registrable Securities" shall mean any Merge Common Shares: (i) acquired or to be acquired by a Holder in exchange for the Exchangeable Shares pursuant to the exchange of Exchangeable Shares which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act; or
(ii) issued by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of the Exchangeable Shares;

"Registration Expenses" shall mean all expenses incurred by Merge in connection with the registration or compliance pursuant to Article 9 hereof, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Merge, blue sky fees and expenses (but excluding the compensation of regular employees of Merge which shall be paid in any event by Merge);

"Reorganization" has the meaning ascribed thereto in the recitals to this Agreement;

"Representatives" means the persons appointed, from time to time, pursuant to
Section 8.3(g);

"Return" or "Returns" means any report, return, statement, estimate, declaration, notice, form or other information required to be supplied in connection with Taxes;

"SEC" means the U.S. Securities and Exchange Commission;

"Securities Act" means the U.S. Securities Act of 1933, as amended;

<PAGE 11>

"Selling Expenses" shall mean all fees and disbursements of any special counsel (other than Merge's regular counsel) incurred by any Holder in connection with any registration pursuant to Article 9;

"Share Exchange Agreement" means the Share Exchange Agreement substantially in the form of Exhibit IV hereto;

"Shareholders" has the meaning ascribed thereto in the recitals to this Agreement;

"Subsidiary" means, with respect to any person, any corporation or other organization, whether incorporated or unincorporated, of which such person or any other subsidiary of such person is a general partner (excluding partnerships, the general partnership interests of which held by such person or any subsidiary of such person do not have a majority of the voting interest in such partnership) or at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such person or by any one or more of its subsidiaries, or by such person and one or more of its subsidiaries;

"Support Agreement" means the Support Agreement substantially in the form of
Exhibit III hereto;

"Tax" or "Taxes" means all taxes, duties, charges, fees, levies, imposts, governmental charges and other assessments, including, without limitation, all income, profits, gross receipts, net worth, franchise, sales, use, goods and services, ad valorem, value added, capital, business, capital gains, alternative or minimum, net worth, transfer, gains, withholding, payroll, employment, social security, workers compensation, occupancy, premium, windfall profits, employer health, excise, asset, license, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges including Canadian pension plan and provincial pension plan contributions, unemployment insurance or workers compensation premiums, together with any instalments with respect thereto imposed by or payable to any Governmental Authority, and whether disputed or not, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax including penalties for the failure to file any Return.;

"Time of Closing" means 10:00 a.m. (Toronto time) on the Closing Date;

"Transactions" means the transactions contemplated by the Transaction Documents, individually or collectively;

"Transaction Documents" means this Agreement, the Share Exchange Agreement, the Support Agreement, the Trust Agreement, the Articles of Amendment, the Employment Agreements and all other instruments, certificates and documents delivered or required to be delivered to the Company, the Shareholders, Merge or any of their representatives pursuant to this Agreement, individually and collectively;

"Trust Agreement" means the Trust Agreement substantially in the form of
Exhibit II hereto;


<PAGE 12>


"U.S. Dollars" or the symbol "U.S. $" means the currency of the United States of America;

"U.S. GAAP" means generally accepted accounting principles in the United States as defined by the American Institute of Certified Public Accountants; and

"U.S. Person" means any one of the following:

	(a)	any natural person resident in the United States of America;
	(b)	any partnership or corporation organized or incorporated under
		the laws of the United States of America;
	(c)	any estate of which any executor or administrator is a U.S.
		Person;
	(d)	any trust of which any trustee is a U.S. Person;
	(e)	any agency or branch of a foreign entity located in the United
		States of America;
	(f)	any non-discretionary account or similar account (other than
		an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;
	(g)	any discretionary account or similar account (other than an
		estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in
		the United States of America; or
	(h)	any partnership or corporation if (1) organized or incorporated
		under the laws of any foreign jurisdiction; and (2) formed by a U.S. Person principally for the purpose of investing in securities not registered under the securities laws, unless if it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts.

1.2	Descriptive Headings.

	The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

1.3	Extended Meanings.

	In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.4	Currency.

	All references to currency herein are to lawful money of Canada, unless otherwise specified.


<PAGE 13>


1.5	Schedules and Exhibits.

	The following are the Schedules and Exhibits annexed hereto and incorporated by reference and deemed to be part hereof:


Schedules
---------

Schedule A - Company Disclosure Schedule


Exhibits
--------

Exhibit I - Articles of Amendment
Exhibit II - Form of Trust Agreement
Exhibit III - Form of Support Agreement
Exhibit IV - Form of Share Exchange Agreement


ARTICLE 2 - REORGANIZATION
--------------------------

2.1	Reorganization.

	(1)	Upon and subject to the terms and conditions of Closing
contained herein, on the Closing Date, the Reorganization shall be completed in the manner set forth below:

		(a)	On the Closing Date the Company shall file Articles of
Amendment in the form of Exhibit I to create the Exchangeable Shares and to change the issued and outstanding Common Shares into Exchangeable Shares, on the basis set out in the recitals hereto.

		(b)	Immediately upon the Articles of Amendment becoming
effective on the Closing Date,  the Company shall issue 100 Common Shares
(the "New Common Shares") to Holdings against receipt from Holdings of $10.00, such that, immediately following such issue, Holdings shall be the registered holder of all of the voting shares of the Company.

		(c)	Subject to (d) below, at Closing, the Company shall
deliver to each of the Shareholders, certificates for Exchangeable Shares issuable to such Shareholder against delivery of certificates for all the Common Shares held by such Shareholder, accompanied by a letter of transmittal signed by such Shareholder. No fractional Exchangeable Shares will be issued, however, any fractional Exchangeable Share entitlement greater than 0.5 shall be round up to the nearest whole number and any fractional Exchangeable Share entitlement lesser than 0.5 shall be rounded down to the nearest whole number.

		(d)	On the Closing Date, each Principal Shareholders shall
cause to be deposited into escrow under the Trust Agreement 15% of the Exchangeable Shares received by each Principal Shareholder pursuant to the Reorganization and such Exchangeable Shares shall be held by the Trustee pursuant to the Trust Agreement.


<PAGE 14>


		(e)	On the Closing Date: (i) Merge, the Company and the
Trustee shall enter into the Trust Agreement; and (ii) Merge and the Company shall enter into the Support Agreement and the Share Exchange Agreement.

		(f)	The Reorganization is intended to be a reorganization
within the meaning of Section 368(a) of the Code and a reorganization of capital pursuant to Section 86 of the Income Tax Act (Canada).

2.2	Approval of the Reorganization.

	Each of the Principal Shareholders agrees to vote at meetings of the holders of each class of shares of the Company all shares of the Company owned by such Principal Shareholder (or to execute a written resolution in lieu thereof) in favour of the approval of the Reorganization and the filing of the articles of amendment in furtherance of the completion of the Reorganization.

2.3	Effects of the Reorganization.

	The Reorganization shall have the effects set forth in the CBCA. In particular: (a) upon completion of the Reorganization, the Shareholders shall hold all of the issued and outstanding Exchangeable Shares and Holdings shall hold all of the issued and outstanding New Common Shares; (b) the Articles of Incorporation of the Company, as amended by the Articles of Amendment, shall be the Company's articles of incorporation after the Reorganization, until amended or changed in accordance with applicable Law; and (c) the by-laws of the Company as in effect at the Effective Time shall remain in effect until amended or changed in accordance with applicable Laws.

2.4	The Closing.

	The closing of the Reorganization (the "Closing") shall take place as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the conditions set forth in Article 6 (the "Closing Date"), at the offices of McCarthy Tetrault in Toronto, Ontario or such other place as the parties may otherwise agree.

2.5	Transfer Taxes.

	The Company shall pay any and all sales, documentary, use, filing, transfer, goods and services and other taxes payable as a result of the transfer of New Common Shares to Holdings.

2.6	Section 85 Election.

	Eligible holders of Common Shares who receive Exchangeable Shares in exchange for such Common Shares shall be entitled to make an income tax election pursuant to section 85 of the Income Tax Act (Canada) (and in the equivalent provision of any provincial income tax law) with respect to the exchange of their Common Shares into Exchangeable Shares. Eligible holders must provide two completed copies of the necessary election forms which have been executed by such eligible holder to the Company. The amount to be elected in such forms shall be an amount determined by such eligible holder (or his or her professional advisors), provided that such elected amount complies with the statutory limitations. The parties agree that


<PAGE 15>


for income and corporations tax purposes the acquisition cost to the Company and proceeds of disposition to the eligible holder of Common Shares exchanged for Exchangeable Shares shall be deemed to be an amount equal to the amount so elected. The Company agrees to execute the election forms provided to it by an eligible holder and return such forms to such eligible holder within 30 days of the receipt thereof for filing by such eligible holder with the applicable taxing authority. With the exception of execution or causing execution of the election by the Company, compliance with the requirements to a valid election and the filing of such election shall be the sole responsibility of the eligible holder making the election. For purposes of this provision, an eligible holder is a holder of Common Shares who is a resident of Canada for purposes of the Income Tax Act (Canada), other than a person who is exempt from tax under the Income Tax Act (Canada).

2.7	Adjustments to Exchangeable Share Number.

	The Exchangeable Share Number shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Merge Common Shares, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Merge Common Shares or the Common Shares occurring on or after the date hereof and prior to the Closing Date.

2.8	Dissenting Shareholders.

	(a)	Notwithstanding any provision of this Agreement to the
contrary, the shares of any Holder of Common Shares who has demanded and perfected appraisal and dissent rights ("Dissenters' Rights) in respect of such Common Shares in accordance with the CBCA and who, as of the Time of Closing, has not effectively withdrawn or lost such appraisal and dissent rights (the "Dissenting Shares"), shall not be converted into or represent a right to receive Exchangeable Shares but the Holder thereof shall only be entitled to such rights as are granted by the CBCA.

	(b)	Notwithstanding the provisions of subsection (a) above, if
any Holder of Common Shares who demands appraisal of such shares under the CBCA shall effectively withdraw (or otherwise by law not be entitled to) the right of appraisal, then, as of the later of the Closing Time and the occurrence of such event, such Holder's shares shall automatically be converted into and represent only the right to receive Exchangeable Shares, without interest thereon, upon surrender of the certificate representing such shares.

	(c)	The Company shall give Merge (i) prompt notice of any written demands for appraisal of any Common Shares, withdrawals of such demands, and any other instruments served pursuant to the CBCA and received by the Company which relate to such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Closing Time with respect to demands for appraisal and dissent under the CBCA. The Company shall not, except with the prior written consent of Merge, voluntarily make any payment with respect to any demands for appraisal for Common Shares or offer to settle any such demands.


<PAGE 16>


ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
---------------------------------------------------------

	The Company represents and warrants to each of Merge and Holdings as of the date of this Agreement and, except as otherwise provided, as of the Closing Date as follows:

3.1	Organization.

	(a)	The Company is duly organized, validly existing and in good
standing under the laws of Canada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its Business as it is now being conducted. The Company is duly registered, qualified or licensed as an extra-provincial or foreign corporation or other business organization, and is up-to-date in the filing of all corporate and similar returns, under the laws of each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary.

	(b)	Other than the Company Shareholders Agreement, there are no
partnership agreements, voting trusts or other agreements or understandings to which the Company is a party or is bound with respect to the voting of the shares or equity of the Company.

	(c)	True and complete copies of the articles of incorporation, as amended, by-laws, minute books, shareholders' register and share transfer register of the Company have previously been made available to Merge or its counsel. The minute books of the Company are complete and accurately reflect all director and shareholder actions taken in respect of the Company, and all actions reflected therein have been conducted or taken in compliance with all applicable Laws and with the articles of incorporation and by-laws of the Company. The share certificate books, register of shareholders and register of transfers of the Company are complete and accurately reflect the registered ownership of all shares of the Company and all transfers thereof, and all transfers reflected therein have been duly completed and approved.

3.2	Capitalization; Title to Shares and Structure.

	(a)	Part 3.2(a) of the Company Disclosure Schedule sets forth,
prior to giving effect to the Reorganization:

		(i)	the authorized capital of the Company;

		(ii)	the number of shares of each class or series of shares
			of the Company issued and outstanding;

		(iii)	for each class or series of shares of the Company, the
			name and number of shares owned by each Person that is the registered owner of such shares;

		(iv)	each Equity Security of the Company (other than shares
			referred to in clauses (i) through (iii) hereof) issued and outstanding; and

		(v)	for each Equity Security of the Company issued and
			outstanding, other than shares referred to in clauses
			(i) through (iii) hereof:


<PAGE 17>


			(1)	the type and number of securities into which or
				for which each such Equity Security may be converted, exchanged, or exercised;

			(2)	the exercise, conversion, exchange or strike
				price or other consideration payable by any holder of such Equity Security on conversion, exchange or exercise thereof;

			(3)	the dates or times any such Equity Security (1)
				was issued or granted, (2) may be converted, exchanged or exercised, (3) expires, terminates or matures and (4) vests or becomes transferable; and

			(4)	the name of and number of units owned by each
				Person that is the record owner of each such Equity Security.

	(b)	No shares or Equity Securities are held by the Company in
treasury.

	(c)	All of the outstanding shares and all of the outstanding Equity
Securities are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of, and, except pursuant to the Company Shareholders Agreement, are not subject to, any pre-emptive rights which have not been complied with or waived.

	(d)	Except as set forth in Part 3.2(d) of the Company Disclosure
Schedule, or as provided in this Agreement or the other Transaction Documents, the shares and Equity Securities are not subject to:

		(i)	to the Knowledge of the Company, any Lien;

		(ii)	any restriction on transfer (other than any arising
under applicable securities laws or the Company Shareholders Agreement); or

		(iii)	to the Knowledge of the Company, any Contract of any
kind with any Person other than the Company, including any shareholder, voting trust, hypothecation, loan, acquisition or transfer agreement and any stock swap, hedge, collar, cap, loan or other derivative contract (other than the Company Shareholders Agreement).

	(e)	There are no bonds, debentures, notes or other indebtedness
of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which any Shareholders may vote.

	(f)	Except as contemplated by this Agreement or the other
Transaction Documents, there are no Contracts of the Company to repurchase, redeem or otherwise acquire any shares or Equity Securities of the Company.

	(g)	Each Shareholder is, and at the Time of Closing will be, the registered owner of the respective number of Common Shares set out, adjacent to such Shareholder's name in Schedule A hereto, and to the Knowledge of the Company such shares are free and clear of any


<PAGE 18>


Lien (other than the restrictions set forth in this Agreement, the Company Shareholders Agreement and the other Transaction Documents).

	(h)	Other than in accordance with the Company Shareholders
Agreement, there are no securities, options, warrants, calls, rights or other Contracts, including, without limitation, stock appreciation rights, "phantom" stock or similar plans or rights, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other securities or assets of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract, including any securities pursuant to which rights to acquire shares become exercisable only after a change of control of the Company or upon the acquisition of a specified amount of the shares or voting power of the Company.

3.3	Due Authorization; Enforceability.

	The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions. Each Principal Shareholder has the legal capacity and full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the Transactions. Subject only to (i) obtaining approvals at a meeting from the holders of at least two-thirds of each class of the Company's shares or by a resolution signed by all such holders with respect to the filing of the Articles of Amendment, (ii) obtaining all approvals required in respect of the Transactions pursuant to the Company Shareholders Agreement, (iii) obtaining the consents referred to in Part 3.5 of the Company Disclosure Schedule and (iv) obtaining a certificate of Articles of Amendment under the CBCA, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions by the Shareholders and the Company have been duly authorized by all necessary or appropriate corporate or other action and no other corporate or other proceedings are necessary to authorize this Agreement or the other Transaction Documents or to consummate the Transactions. This Agreement and those Transaction Documents executed or delivered on or prior to the date of this Agreement constitute, and prior to the Time of Closing the remaining Transaction Documents required to be executed after the date of this Agreement will constitute when executed, the valid and legally binding obligations of the Shareholders and the Company, as the case may be (assuming that this Agreement and the Transaction Documents constitute the valid and binding obligations of Merge), enforceable against the Principal Shareholders and the Company, as the case may be, in accordance with their terms except as enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4	No Subsidiaries.

	The Company does not have any Subsidiaries. The Company does not have any investments in other Persons except for cash and cash equivalents of the type reflected in the Financial Statements. Except as disclosed pursuant to
Section 3.13, the Company is not a participant in any joint venture, partnership or similar arrangement.


<PAGE 19>


3.5	No Violation.

	Except for filings and consents set forth in Part 3.5 of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement by the Shareholders or the Company, nor the consummation by the Shareholders or the Company of the Transactions, will, with or without the giving of notice or lapse of time or both: (i) violate, conflict with or result in any breach of any provision of the articles of incorporation, as amended, or by-laws of the Company; (ii) require any Permit of any Governmental Authority or violate, conflict with or constitute a default under any of the terms or requirements of any Permit that is held by the Company; or (iii) result in a material violation or breach of, or constitute a material default (or give rise to any rights of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Company is a party or by which any of its assets or properties is bound which would have a Company Material Adverse Effect; or (iv) violate or result in any breach of any Law applicable to the Company.

3.6	Financial Statements.

	(a)	The Company has delivered or will deliver to Merge true, correct and
Complete copies of the Company Financial Statements before the Closing Date.

	(b)	The consolidated balance sheets and the consolidated statements of income and retained earnings and of changes in financial position (including the related notes thereto) of the Company contained in the Company Financial Statements (i) have been prepared in accordance with the books and records of the Company, and (ii) present fairly the financial position, the results of operations changes in shareholder equity and changes in financial position of the Company as of the dates or for the periods presented therein.

	(c)	As of the date hereof, the Company did not have any Liabilities that were not adequately reflected or reserved for in the Balance Sheet, except for current liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date. The Company has no Liabilities which are unrelated to the business of the Company as currently conducted by it.

3.7	Absence of Certain Changes.

	(a)	Since the Balance Sheet Date, the Company has not (i) suffered any
Company Material Adverse Effect, nor has there occurred or arisen any event, condition or state of facts of any character that, individually or in the aggregate, could have a Company Material Adverse Effect, (ii) suffered any damage or destruction in the nature of a casualty loss or other loss, whether covered by insurance or not, that, individually or in the aggregate, has had or could have a Company Material Adverse Effect, or (iii) had any adverse change in its relations with its employees, agents, landlords, customers or suppliers or any governmental or regulatory authorities, that, individually or in the aggregate, has had or could have a Company Material Adverse Effect.

	(b)	Since the Balance Sheet Date,  the Company has conducted its business only in the ordinary course of business, consistent with past practice and, without limiting anything in

<PAGE 20>

	this Section 3.7, has not, except as contemplated in this Agreement, taken any of the following actions:

		(i)	amended its articles of incorporation or by-laws (or similar
		documents);

		(ii)	declared, set aside or paid any dividends or made any other
	actual, constructive or deemed distributions on its outstanding shares of
	capital stock or otherwise made any payments to its shareholders in their
	capacity as such; or other equity interests or purchased, redeemed or
	otherwise acquired for consideration any shares of its capital stock or
	other equity interests or other securities;

		(iii)	issued or sold any shares of its capital stock or other equity
	interests, effected any share split or otherwise changed its
	capitalization as it existed on the Balance Sheet Date, or issued, granted,
	or sold any options, share appreciation or purchase rights, warrants,
	conversion rights or other rights, securities or commitments obligating
	it to issue or sell any shares of its capital stock or other equity
	interests, or any securities or obligations convertible into, or
	exercisable or exchangeable for, any shares of its capital stock or other
	equity interests;

		(iv)	borrowed or agreed to borrow any funds or voluntarily
	incurred, or assumed or become subject to, whether directly or by way of guaranty or otherwise, any Obligation or Liability, except in the ordinary course of business consistent with past practice;

		(v)	paid, discharged or satisfied any claim, Obligation or
	Liability, other than (A) the payment, discharge or satisfaction in the ordinary course of business of claims, Obligations or Liabilities reflected on or reserved against in the audited Balance Sheet contained in the Company Financial Statements, or (B) any individual claims, Obligations or Liabilities incurred in the ordinary course of business consistent with past practice;

		(vi)	made any capital expenditure or commitment for any capital
	xpenditure in excess of $10,000 or made any capital expenditures or commitments for any capital expenditures which in the aggregate exceed $25,000;

		(vii)	sold, mortgaged, pledged or otherwise encumbered or disposed
	of any of its assets, except in the ordinary course of business consistent
	with past practice;

		(viii)entered into any agreement, contract, or commitment, including, but not limited to, any agreements with suppliers, customers or distributors, leases or subleases with a dollar value in excess of $25,000;

		(ix)	amended, terminated or changed any agreement, contract or
	commitment, including, but not limited to, any agreements with suppliers, customers or

<PAGE 21>

	distributors, leases or subleases except in the ordinary course of business consistent with past practice;

		(x)	knowingly done any act or omitted to do any act, or permitted
	an act or omission to act, that will cause a breach of or default under
	any Material Contract or Company Lease, or give rise to a right of
	termination with respect thereto;

		(xi)	merged or consolidated with any entity or purchased the equity
	capital of any entity or, except in the ordinary course of business
	consistent with past practice, purchased any assets;

		(xii)	adopted, modified or amended in any respect, any Company
	Plans;

		(xiii)granted any increase in: (A) the salary of any present or former directors or officers of the Company, (B) any other compensation of its present or former directors or officers, including any increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of those persons and (C) the compensation of any of its consultants, agents or, except in the ordinary course of business consistent with past practice, employees;

		(xiv)	paid, loaned, or advanced any amount to, or sold, transferred
	or leased any properties or assets (real, personal or mixed, tangible or
	intangible) to, or entered into any agreement or arrangement with, any of
	its present or former officers, directors or affiliates;

		(xv)	disposed of, permitted to lapse, or otherwise failed to
	preserve the rights of the Company to use the Company Proprietary Rights or entered into any settlement regarding the breach or infringement of the Company Proprietary Rights, or modified any existing rights with respect thereto;

		(xvi)	waived, released, transferred or permitted to lapse any
	individual claim or right against the Company or any present or former director, officer, shareholder or consultant of the Company or, except in the ordinary course of business consistent with past practice, taken or omitted to take any such action against any other party;

		(xvii)made any change in accounting method, policies, practices or principles;

		(xviii)entered into any other transaction or made any other commitment that is not in the ordinary course of business consistent with past practices or not permitted or contemplated by any other provision of this Agreement; or

		(xix)	agreed, whether in writing or otherwise, to take any action
	described in this Section 3.7


<PAGE 22>


3.8	Tax Matters.

	(a)	The Company has (i) filed in accordance with all applicable Laws
(without having to pay penalties) all Returns required to be filed by it,
(ii) paid all Taxes shown to have become due pursuant to such Returns,
(iii) paid all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable and
(iv) in the case of Taxes accruing on or before the Closing Date which are not due and payable on or before the Closing Date and have not been paid, provided in full for such Taxes in the books and records and financial statements of the Company. All Returns filed by the Company with respect to Taxes are true, complete and correct and properly reflect and do not in any respect understate the taxable income or the liability of the Company for Taxes and, for greater certainty, all deductions claimed by the Company in such Returns are properly deductible in computing the income of such corporations for tax purposes, or, in the case of the current taxation year or any other taxation year for which a Return has not been filed, all deductions which may be claimed up to the Closing Date will be properly deductible in computing the income of such corporations for tax purposes. The accruals for Taxes set forth on the Company Financial Statements fully cover all known or contingent liabilities for Taxes through the date thereof.

	(b)	All amounts required to be collected or withheld by the Company with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any Governmental Authority have been duly remitted within the time required, including, without limitation, all amounts required to be withheld from each payment made to any of its present or former employees, officers, directors and to all persons who are non-residents of Canada for purposes of the Income Tax Act (Canada). The Company has remitted all Canada Pension Plan contributions, employment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees to the appropriate governmental authority as and within the time required under the applicable legislation. The Company has charged, collected and remitted on a timely basis all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Company.

	(c)	Except as set forth in Section 3.8(c) of the Company Disclosure
Schedule (i) there is no action, suit, proceeding, investigation, audit, claim, assessment or reassessment in progress, pending or proposed with respect to any liability for Tax that relates to the Company and (ii) there are no currently outstanding written inquiries that have been issued or raised in respect of Taxes. The Company has not executed or filed any agreement or waiver extending the period of assessment, reassessment or collection of any Taxes which remain in effect and no extension of time within which to file any Return that relates to the Company has been requested, which Return has not since been filed.

	(d)	There are no tax rulings, requests for rulings, or closing
agreements to which the Company is a party or is subject which could affect its liability for Taxes for any period after the Closing, and no power of attorney has been granted by the Company with respect to any matter relating to Taxes of the Company which is currently in force.

	(e)	Merge has been provided with a copy of all Returns filed by the
Company since its inception. Merge has been provided with a copy of all assessments, extensions and waivers resulting from any audits.


<PAGE 23>


	(f)	The Company has not deducted any material amounts in computing its income in a taxation year which will be included in income for a taxation year ending after the Closing under Section 78 of the Income Tax Act (Canada).

	(g)	No shareholder of the Company is a non-resident of Canada for purposes of the Income Tax Act (Canada).

	(h)	Except as disclosed in Section 3.8(h) of the Company Disclosure
Schedule, the Company is in compliance with all registration, reporting and remittance obligations in respect of all provincial or federal sales tax and goods and services tax ("GST") legislation. Without restricting the generality of the foregoing, the Company is duly registered under the Excise Tax Act Canada) for GST purposes, and its GST registration numbers are set out in
Section 3.8(h) of the Company Disclosure Schedule. In addition, all input tax credits claimed by the Company at any time are justified and have been duly calculated. Copies of all elections, agreements or arrangements made with Canada Customs and Revenue Agency, and all written communications (other than Returns) between the Company and Canada Customs and Revenue Agency since the Company's inception have been be provided to Merge.

	(i)	Canada is the only jurisdiction in which the Company carries on business.

	(j)	The Company has not made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Company which is not allowable as a deduction in calculating the profits of the Company for taxation purposes.

	(k)	The Company is not a partner or a member of any partnership or joint venture, or any other entity classified as a partnership or other pass-through entity for taxation purposes.

	(l)	No claim has been made by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction.

3.9	 Employee Benefit Plans.

	(a)	Section 3.9(a) of the Company Disclosure Schedule contains a true, correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans or arrangements, life insurance or other death benefit plans, disability, share option, share purchase, share compensation, bonus, vacation pay, severance pay, change in control and other similar plans, programs, arrangements or agreements, and every personnel policy, relating to officers, directors, consultants or any persons employed by the Company or in which any such person is eligible to participate and currently maintained, or that were maintained at any time by the Company and pursuant to which the Company has any liability, whether contingent or otherwise (collectively, the "Company Plans"). The Company has provided Merge with true, correct and complete copies, as of the date hereof, of all of the Company Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, actuarial report, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing.

<PAGE 24>

	(b)	The Company Plans have been registered, where required, and
administered and established in accordance with all Laws, regulations, orders or other legislative, administrative or judicial promulgations (including applicable case Law) applicable to the Company Plans and in accordance with the terms of each such plan. No fact or circumstance exists that could adversely affect the tax exempt status, if any, of a Company Plan or result in any liability for Taxes to the Company in respect of its administration of the Company Plans or its contributions thereto. None of the Company Plans enjoys any special tax status under the Income Tax Act (Canada) or under other applicable Laws, nor have any advance tax rulings been sought or received in respect of the Company Plans. All required employee contributions under any such Company Plans and applicable Laws have been timely made and no past service funding liabilities exist thereunder.

	(c)	Since the date of the financial statements heretofore provided to
Merge no changes have occurred to any of the Company Plans or the assets of the Company Plans, if any, or are expected by the Company or, to the Knowledge of the Company, any third party carrier or insurer of a Company Plan to occur other than as a result of benefit or similar payments and contributions which would affect such financial statements. No amendments have been made to any Company Plan and no improvements to any Company Plan have been promised that are not reflected in the copies or summaries of the Company Plans which has been provided to Merge and no amendments or improvements to a Company Plan will be made or promised prior to Closing.

	(d)	All obligations of the Company, including the obligation to pay premiums or contributions, occurring or arising before the date hereof, regarding the Company Plans have been satisfied on a timely basis in accordance with applicable Laws and the terms of the Company Plans and there are no outstanding defaults or violations by the Company thereunder and no taxes, penalties or fees are owing or assessable under any of the Company Plans. The Company has no liability (other than liabilities accruing after the Closing and other than in the ordinary course of business) with respect to any of the Company Plans. No insurance policy or any other contract or agreement affecting any Company Plan requires or permits a retroactive increase in premiums or payments due thereunder. All contributions and premiums will be accounted for by the Company on an accrual basis for the period up to Closing, even though not otherwise required to be made until a later date in respect of the period that includes the Closing.

	(e)	There are no pending or threatened investigations, litigation, proceedings or enforcement actions concerning the Company Plans or against the Company (or to the Knowledge of the Company, any fiduciary) with respect to any of the Company Plans nor any insurance policy or other contract relating thereto, and there exists no state of facts which with or without notice or lapse of time or both could give rise to any such investigation, litigation, proceeding or enforcement action.

	(f)	There are no actions, suits or claims pending or threatened by former or present employees of the Company (or their beneficiaries) with respect to the Company Plans or any insurance policy or other contract relating thereto (other than routine claims for benefits).

	(g)	Subject to insurer consent, if applicable, and applicable Law, the
Company may unilaterally amend, modify, vary or terminate, in whole or in part, each Company Plan.


<PAGE 25>


	(h)	All employee data necessary to administer, or used in the
administration of, each Company Plan is true and correct as of the date hereof.

	(i)	None of the Company Plans provides benefits to retired employees or to the beneficiaries or dependants of retired employees.

	(j)	Except as disclosed in Section 3.9(a) of the Company Disclosure
Schedule, the Company does not have any contribution or other obligation or liability, as of the date hereof, with respect to any multi-employer pension or employee benefit plan.

	(k)	There have been no withdrawals, applications or transfers of assets, in each case which were not permissible under applicable Laws, from any Company
Plan or any applicable trust or other funding media relating thereto. Neither the Company nor any of its agents nor, to the Knowledge of the Company, any other fiduciary is or has been in breach of any fiduciary duty with respect to the Company Plans or any applicable trusts or other funding media relating thereto.

3.10	Employment-Related Matters.

	(a)	As of the date hereof:

		(i)	the Company is not a party to any collective bargaining
	agreement or other contract or agreement with any labour organization or other representative of any of the employees of the Company and no organizational effort is being made or threatened by or on behalf of any labour organization or other representative of any of the employees with respect to employees of the Company and all such collective bargaining agreements or other contracts or agreements to which the Company is a party or by which it is bound have been duly executed and are valid and binding and in full force and effect and the Company has not breached any provision of, and are not in default under, the terms of any such collective bargaining agreement or other contract or agreement, as the case may be, and no event has occurred which with the lapse of time or the giving of notice or both would constitute a breach or default by the Company;

		(ii)	to the Knowledge of the Company, no labour organization or
	representative holds bargaining rights with respect to any employees of the Company and no labour representatives have applied to have the Company declared a related employer pursuant to the Labour Relations
	Act (Ontario) or other similar legislation;

		(iii)	there is no labour strike, dispute, grievance, slowdown,
	work stoppage, lockout or proceeding before any employment or labour relations board or tribunal that is pending or threatened against or otherwise affecting the Company, the Company has not experienced the same within the past three years;


<PAGE 26>


		(iv)	the Company has not closed any plant or facility, effectuated
	any layoffs of employees (except as disclosed in Section 3.10(iv) of the
	Company Disclosure Schedule) or implemented any early retirement or
	separation program at any time since the Company's inception, nor has
	the Company planned or announced any such action or program for the
	future with respect to which the Company has any liability;

		(v)	all salaries, wages, vacation pay, bonuses, commissions and
	other emoluments relating to the employees of the Company and payable by
	the Company before the date hereof have been paid in full as of the date
	hereof or have been reflected as an accrual on the most recent Company
	Financial Statements;

		(vi)	the Company is in compliance with all applicable Laws,
	regulations, orders or other legislative, administrative or judicial promulgations (including applicable case Law) with respect to employment, employment practices (including pay equity and human rights code compliance), labour, terms and conditions of employment, wages and hours, in each case, with respect to its employees;

		(vii)	all current assessments in respect of workers' compensation
	premiums assessable against the Company have been accrued to date, and
	there are no current or threatened penalty assessments on account of
	workers' compensation affecting the Company and the Company has not been
	reassessed under any such legislation during the past 3 years nor is any
	experience-related reassessment reasonably anticipated to be made; and

		(viii)the Company is not a party to or bound by any employment or consulting contracts or other written contract with any employee, officer or consultant other than oral contracts of indefinite hire terminable without cause on reasonable notice, none of which involve any commitment, understanding or arrangement for payment of bonus or incentive pay.

	(b)	The Company has no obligation to provide post-retirement welfare benefits to employees of the Company.

	(c)	Section 3.10(c) of the Company Disclosure Schedule contains a list the "Employee List") of the name of each employee of the Company, and each such employee's position, starting employment date and annual salary. The Employee
List is true, correct and complete as of the date of the Employee List. No third party has asserted, or threatened to assert, any claim against the Company that either (a) the continued employment by, or association with, the Company of any of the present officers, employees of or consultants to the Company (collectively, the "Designated Persons"), or (b) the use by the Company, or any of the Designated Persons in connection with their activities for or on behalf of the Company of any information which the Company or any of the Designated Persons uses contravenes any agreements or Laws applicable to unfair competition, trade secrets or proprietary information.

<PAGE 27>

	(d)	Except as disclosed in Section 3.10(d) of the Company Disclosure
Schedule, the Company is not a party to any employment, consulting, termination, confidentiality, non-competition, retention, severance or other Contract with employees or independent contractors or leased or interim employees of the Company. All such Contracts are valid and enforceable, and neither the Company nor, to the Knowledge of the Company, any employee, independent contractor or leased or interim employee is in default in any material respect under any thereof. Neither the execution, delivery or performance of this Agreement or the other Transaction Documents nor the consummation of the Transactions will result in any obligation to pay any employees, independent contractors or leased or interim employees of the Company severance pay, or termination, retention or other benefits.

3.11	 Litigation.

	There are:

		(i)	no actions, suits, proceedings, arbitrations, investigations
	or inquiries pending, ongoing, or, to the Knowledge of the Company,
	threatened against, with respect to or affecting the Company before any
	arbitration tribunal or Governmental Authority which, if decided adversely
	to the Company, individually or in the aggregate, could have a Company
	Material Adverse Effect or delay the consummation of the transactions
	contemplated hereby;

		(ii)	no Orders of any Governmental Authority are outstanding or,
	to the Knowledge of the Company, threatened against the Company which,
	individually or in the aggregate, could have a Company Material Adverse
	Effect; and

		(iii)	no pending or threatened adjustments arising with respect
	to any audit, investigation, or review, pursuant to any contractual or statutory audit, investigation, or review right relating to the Company and no such audits, investigations or reviews are presently being conducted.

3.12	No Undisclosed Liabilities.

	Except as fully reflected and provided for on the Balance Sheets
(or disclosed in the notes thereto) contained in the Company Financial Statements, the Company does not have any liabilities or obligations (absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise), except
(i) liabilities incurred after such date in the ordinary course of business consistent with past practice, none of which, individually or in the aggregate, has or could have a Company Material Adverse Effect and (ii) liabilities permitted or contemplated by this Agreement.

3.13	Contracts and Commitments.

	(a)	Section 3.13(a) of the Company Disclosure Schedule contains a list
(indicating the clause of this Section 3.13 pursuant to which disclosure is made) of all of the following written or oral contracts or agreements
(including any and all amendments thereto), other than the


<PAGE 28>


Company Shareholders Agreement, the agreements listed in Sections 3.9(a), 3.10
(a) and (d), 3.15(b), 3.16 or 3.17(c) of the Company Disclosure Schedule and other than purchase orders made in the ordinary course of business, to which, as of the date hereof, the Company is a party or by which the Company is bound (collectively, the "Material Contracts"):

		(i)	any agreements with any present shareholder, employee,
	officer, director or consultant (or former shareholder, employee, officer, director or consultant to the extent there remain at the date hereof obligations to be performed by the Company);

		(ii)	agreements or indentures relating to the borrowing of money;

		(iii)	indemnification agreements or guaranties of any obligation
	for borrowed money or otherwise;

		(iv)	contracts which prohibit the Company from freely engaging
	in business anywhere in the world;

		(v)	any joint venture or profit-sharing agreement (other than
	with employees and Merge);

		(vi)	contracts, not entered into in the ordinary course of
	business on an arm's-length basis, that are continuing over a period of more than six months from the date hereof and are not terminable by the Company on 60 days or less notice without penalties or premiums (including contracts to provide advertising allowances or promotional services);

		(vii)	any agreements for the purchase by the Company of any
	materials, equipment, services, or supplies not entered into in the ordinary course of business on an arm's-length basis, that may not be terminated by the Company without penalty upon less than three months' notice;

		(viii)any agreements or commitments for the acquisition, construction or sale of fixed assets owned or to be owned by the Company that continue for a period of more than six months from the date hereof and may not be terminated without penalty by the Company prior to the expiration of such six-month period;

		(ix)	any agreements that provide for the distribution of goods
	or services that continue for a period of more than six months from the date hereof and may not be terminated without penalty by the Company prior to the expiration of such six-month period;

		(x)	any agreements or arrangements for the sale of any of the
	assets, properties, services or rights of the Company other than in the ordinary course of business on an arms length basis or for the grant of any preferential rights to purchase any of its assets, properties or rights or that


<PAGE 29>


	require the consent of any third party to the transfer and assignment of any of its assets, properties or rights;

		(xi)	any agreements with any third party to develop any
	intellectual property concepts involving payments by the Company in excess of $10,000;

		(xii)	any commitments for charitable contributions or any other
	agreements; and

		(xiii)any other agreements which (A) are material to the Business of the Company taken as a whole or (B), except as disclosed in Section 3.13(b) of the Company Disclosure Schedule, pursuant to the terms of which the consent of a third party would be required for the consummation of the transactions contemplated hereby or by the Transaction Documents.

	(b)	Except as disclosed in Section 3.13(b) of the Company Disclosure
Schedule, the Company is not a party to any contract, agreement or understanding which contains a "change in control" or similar provision or any other provision which could be triggered by the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement or the Transaction Documents; and the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement or the Transaction
Documents will not (either alone or upon the occurrence of any additional acts or events) by reason of any such provision result in any payment (whether of severance pay or otherwise) becoming due from the Company to any person.

	(c)	The Company has previously delivered true and complete copies of all Material Contracts to Merge or its solicitors. All Material Contracts have been duly executed and are valid, binding and enforceable against each of the parties thereto and in full force and effect and none of the Company, or to the actual Knowledge of the Company, any other party to any Material Contract has breached any provision of, or is in default under, the terms of any Material Contract and no event has occurred or circumstance exists that (with or without lapse of time or the giving of notice) may contravene, conflict with or result in a violation or material breach of or give the Company or other Person the right to declare a default or exercise any remedy under or to accelerate the maturity of or to cancel, terminate or modify, any Material Contract. There are no re-negotiations of, attempts or requests to re-negotiate or outstanding rights to re-negotiate any Material Contract with any Person. To the Knowledge of the Company, the consummation of the Transactions will not adversely effect the business relationships between the Company and any party to any of the Material Contracts.

3.14	Assets Other than Real Property.

	(a)	With respect to all assets (other than real property) and personal property used in, or necessary for the conduct of its Business, the Company has
(i) good and marketable title to all of such assets and personal property owned by it and (ii) a valid and enforceable leasehold interest in all of such assets and personal property leased by it. All of such assets (other than real property) and personal property are shown on the Balance Sheet as of the Balance Sheet Date included in the Company Financial Statements, except as to assets (other than real property)

<PAGE 30>


acquired since the date of such Balance Sheet in the ordinary course of business and in a manner consistent with past practice or as contemplated by this Agreement. None of the assets (other than real property) owned by the Company are subject to any Lien.

	(b)	All receivables shown on the Balance Sheet as of the Balance Sheet
Date included in the Company Financial Statements have been collected or are collectable in the amounts shown therein, less any allowance for doubtful accounts shown thereon. All receivables accrued by the Company since the Balance Sheet Date have been collected or are collectable, less any additional allowances in respect thereof calculated in a manner consistent with the allowance reflected on the Balance Sheet as of the Balance Sheet Date included in the Company Financial Statements. All material plant, equipment and personal property owned by the Company are in good operating condition and repair, ordinary wear and tear excepted.

3.15	Real Property.

	(a)	The Company (i) does not own any real property, and (ii) has no right or option to purchase any real property.

	(b)	Section 3.15(b) of the Company Disclosure Schedule sets forth a true and complete list of all leases or subleases for real property to which the Company is a party (collectively, the "Company Leases"). All of the Company Leases grant leasehold estates free of mortgages of lease and, where the Company is the tenant, the Company has the right of quiet possession and non-disturbance as against any Lien on the property and any holder of any such Lien (except where a tenant's registered notice of lease has priority over such Lien). All Company Leases or subleases have been duly executed by all parties thereto, are valid, binding and enforceable against each of the parties thereto, in good standing, in full force and effect in the form executed and none of the Company or, to the Knowledge of the Company, any of the other parties to any such leases or subleases has breached any provisions of, or is in default under the terms thereof and no event has occurred which is continuing, with respect to any such leases or subleases, which with the giving of notice or the lapse of time or both would result in a default thereunder. Except as disclosed in Section 3.15
(b) of the Company Disclosure Schedule, no prepayment of rent or other amounts has been made in respect of any leased property. The Company is not obligated to pay any leasing or brokerage commission relating to any of the Company Leases or will have any enforceable obligation to pay any leasing or brokerage commission upon the renewal of any such leases. Except in the ordinary course of business consistent with past practice, no material construction, alteration or other leasehold improvement work with respect to any Company Leases remains to be paid or to be performed by the Company.

3.16	Insurance.

	Section 3.16 of the Company Disclosure Schedule sets forth (i) a complete and correct list of all Contracts of insurance and indemnity in force at the date hereof with respect to the Company, true and complete copies have been previously delivered to Merge, and (ii) with respect to each such contract of insurance and indemnity, the type and amount of coverage, deductibles, expiration date and premium amount, which Contracts of insurance and indemnity insure against such risks and in such amounts as are appropriate and reasonable considering the

<PAGE 31>

Company's property, business and operations. All of such Contracts of insurance and indemnity are in full force and effect, with no default thereunder by the Company which could permit the insurer to deny payment of claims thereunder and the Company is in compliance with all terms and conditions contained therein. The Company has not received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed in Section 3.16 of the Company Disclosure Schedule will not be available in the future on substantially the same terms as now in effect. The Company has not received or given a notice of cancellation with respect to any of the policies or binders listed in Section
3.16 of the Company Disclosure Schedule. With respect to all of its insurance policies, the Company has not made any false or misleading statements or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

3.17	Intellectual Property.

	(a)	Except as set out in Section 3.17(a) of the Company Disclosure
Schedule, the Company is the sole and exclusive owner of, or is licensed to use or possesses other valid rights to, all intellectual property or industrial property, including, without limitation, all assumed names, trademarks, trade names, whether registered or not (together with all goodwill associated therewith), patents, software, moral right waivers, copyrights whether registered or not (including, without limitation, those relating to computer software and data bases), trade secrets, technology, formulae know-how and processes which are used in its Business (collectively, the "Company Proprietary Rights") free and clear of all Liens. Section 3.17(a of the Company Disclosure Schedule lists in reasonable detail all Company Proprietary Rights (i) which are not owned by the Company and (ii) which are of a specified limited term or in respect of which license or other fees may be payable in the future.

	All computer software that is not used under license by the Company was either purchased or authored (A) by employees in the course of their employment, or (B) by independent contractors who have in writing assigned the copyright in such software to the Company. With respect to the Company Proprietary Rights which are registered or as to which application for registration has been made, the Company is the owner of record thereof. Particulars of all documentation to make the Company the owner of record thereof are set forth in Section 3.17(a) of the Company Disclosure Schedule in reasonable detail. All registrations and applications for Company Proprietary Rights are set forth in Section 3.17(a) of the Company Disclosure Schedule.

	No Company Proprietary Rights used by the Company to deliver services to its customers, and no services or products sold by the Company, conflict with or infringe upon any proprietary rights available to any third party. Other than as disclosed in Section 3.17(a) of the Company Disclosure Schedule, the Company has not entered into any (i) consent, (ii) indemnification which is not customary in the Business or (iii) forbearance to sue or settlement agreement with respect to the Company Proprietary Rights. The Company has always taken and is taking all appropriate measures to maintain the validity of the Company Proprietary Rights. Without limiting the foregoing, the Company Proprietary Rights which are formulae are confidential and the Company has always taken and is taking all appropriate measures to keep them confidential.

<PAGE 32>

	(b)	No claims have been asserted in writing or otherwise by any person with respect to the validity of or the Company's ownership or right to use the Company Proprietary Rights, or of any similar right in any jurisdiction, and, to the Knowledge of the Company, there is no reasonable basis for any such claim. The Company Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of a cancellation proceeding.

	(c)	Section 3.17(c) of the Company Disclosure Schedule sets forth separately all licenses granted by the Company relating to the use of the Company Proprietary Rights. Each of such licenses is in full force and effect and a valid and binding obligation of each of the parties thereto. The Company is in compliance with its contractual obligations relating to the protection of the Company Proprietary Rights used pursuant to such licenses. The Company has taken reasonable steps to protect its Company Proprietary Rights and, except as set forth in Section 3.17(c) of the Company Disclosure Schedule, has not licensed, assigned, transferred, encumbered or otherwise disposed of the Company Proprietary Rights or any similar right in any jurisdiction.

	(d)	The consummation of the transactions contemplated hereby will not alter or impair any of the Company Proprietary Rights. To the Knowledge of the Company, no person is infringing on or violating the Company Proprietary Rights owned or used by the Company.

3.18	Books and Records.

	All accounts, books, ledgers and official and other records maintained by the Company of whatever kind in respect of its Business have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly represent the financial position of the Company. All financial transactions of the Company have been properly recorded in the books and records of the Company. The records and books of accounts of the Company have been kept on a consistent basis for the previous three fiscal years except as otherwise disclosed in the Company Financial Statements and the notes thereto.

3.19	Disclosure.

	No information provided by or on behalf of the Company to Merge in connection with this Agreement and the transactions contemplated hereby and no representation or warranty by or on behalf of the Company in this Agreement, the Transaction Documents, or any certificate or statement furnished or to be furnished in connection with this Agreement or the Transaction Documents contains or will contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All projections and financial forecasts provided by or on behalf of the Company to Merge have been prepared by the Company's management in good faith, based on reasonable assumptions.

3.20	Compliance with Law.

	The Company has all requisite Permits from all Governmental Authorities necessary to conduct its Business as currently conducted, and to own, lease and operate its properties in the

<PAGE 33>

manner currently held and operated and all such Permits are in full force and effect. The Company is in compliance in all material respects with all applicable Orders and all of the terms and conditions related to such Permits. There are no proceedings in progress, pending, threatened, or, to the Knowledge of the Company, likely which may result in revocation, cancellation, suspension, or any material adverse modification of any of such Permits.
The Business of the Company is not being conducted in violation of any applicable Order, Permit, concession, grant or other authorization of any Governmental Authority, except for any violations that, in the aggregate, do not and could not have a Company Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby or by the Transaction Documents.

3.21	Brokers and Finders.

	None of the Company, or any of the officers, directors or employees of the Company has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

3.22	Environmental.

	(a)	To the Knowledge of the Company, (i) the Company is in full
compliance with and not in violation of all applicable Environmental Laws;
(ii) the Company has not received any order, direction or other communication (written or oral) that alleges that the Company is not in full compliance with all, or has any liability under any, applicable Environmental Laws in effect on the date hereof or claiming any fine, damages, costs of clean-up or remediation of real property or which may require any person to do or cease doing any act or undertaking; (iii) there are no Permits or other governmental authorizations currently held by the Company pursuant to Environmental Laws and no such Permits or authorizations are required by the Company; (iv) the Company has not failed to report any Environmental Matter where required under applicable Environmental Laws; (v) the Company has not failed to maintain any environmental and operating documents, books and records in the manner and for the periods required under all applicable Environmental Laws;
(vi) no environmental audit, evaluation, assessment, study or test of any of the operations or property of the Company is being or has been conducted or performed at the request, direction or order or on behalf of any Governmental Authority; (vii) no environmental audit, evaluation, assessment, study or test of any of the operations or property of the Company which is in the possession or control of the Company, is being or has been conducted or performed at the request or direction or on behalf of the Company; and (viii) no real property owned or leased by the Company, based on the Knowledge of the Company, has problems involving Hazardous Materials or previously had a problem where there is no verification of remediation.

	(b)	To the Knowledge of the Company, there is no Environmental Claim that is or has been the subject of any complaint or investigation or that is pending or threatened against or involving the Company or against any person or entity whose liability for any Environmental Claim the Company has or may have retained, assumed or in respect of whose liability for any Environmental Claim the Company may be obligated to contribute, indemnify, remedy or otherwise compensate, in whole or in part, either contractually, by lease, or by operation of common law, statute or equity.

<PAGE 34>

3.23	Banking Relationships.

	Section 3.23 of the Company Disclosure Schedule shows the names and locations of all banks and trust companies in which the Company has accounts, lines of credit or safety deposit boxes and, with respect to each account, line of credit or safety deposit box, the names of all persons authorized to draw thereon or to have access thereto.

3.24	Investment Representations.

	(a)	To the Knowledge of the Company none of the Holders is: (i) a U.S.
Person; (ii) within the United States as of the date of this Agreement; or
(iii) acquiring the Exchangeable Shares or the Merge Common Shares issuable in exchange therefor for the account or benefit of any U.S. Person. The Company acknowledges and represents that the Holders may be restricted from distributing to a U.S. Person or for the account of a U.S. Person any Exchangeable Shares or the Merge Common Shares issuable in exchange therefor for a period of one year after the date the Holder acquires such shares. The Company acknowledges that the certificates representing the Exchangeable Shares and the Merge Common Shares issuable in exchange for the Exchangeable Shares will bear a legend substantially as follows:

	THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS OR QUALIFIED BY PROSPECTUS FILED UNDER ANY PROVINCIAL SECURITIES ACT IN CANADA. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND THE SECURITIES ACT (ONTARIO) AND FROM ANY APPLICABLE STATE AND PROVINCIAL SECURITIES LAWS IS AVAILABLE. BY ACCEPTING AND HOLDING THE SHARES, THE HOLDER AGREES TO BE BOUND BY ALL OF THE PROVISIONS, INCLUDING RESTRICTIONS ON TRANSFERRING THE SHARES, APPLICABLE TO A HOLDER OF SHARES AS SET FORTH IN THE SHARE EXCHANGE AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF EITHER MERGE TECHNOLOGIES HOLDINGS CO. OR MERGE TECHNOLOGIES INCORPORATED, AS IF SUCH HOLDER WERE A PARTY TO SUCH AGREEMENT."

The Shareholders acknowledges that their certificates representing Merge Common Shares will also bear a legend substantially as follows:

<PAGE 35>

		"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE OR TRANSFER, AS SET IN THE REORGANIZATION AGREEMENT BETWEEN THE ISSUER AND HOLDER HEREOF (WHETHER BENEFICIAL OR OF RECORD), A COPY OF WHICH IS ON FILE WITH THE ISSUER."

	(b)	Except as contemplated by this Agreement, the Company is not aware that any Holder has any present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Merge Common Shares issuable in exchange for the Exchangeable Shares.

	(c)	The Company represents that it has had an opportunity to discuss the Business, management and financial affairs of Merge with such advisors as the Company has deemed necessary.

	(d)	The Company represents that, except for the transactions
contemplated by this Agreement and the Transaction Documents, the Company has no, and is not aware of any, plans or proposals of a type which would be required to be disclosed pursuant to Item 4 of a Schedule 13D to be filed under the Exchange Act and the rules and regulations promulgated thereunder in respect of Merge Common Shares.

3.25	Security Interests.

	The Company is not aware of any Lien that may attach or otherwise apply to the Exchangeable Shares.

3.26	Ontario Securities Act.

	The Company is not a "reporting issuer" within the meaning of the Ontario Securities Act.

3.27	Representations Complete.

	The representations and warranties made by the Company in this Article 3 and in any certificate furnished by the Company or any of its Subsidiaries pursuant to this Agreement, when all such documents are read together in their entirety, do not and will not at the Closing Time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF MERGE AND HOLDINGS
----------------------------------------------------------------

	Each of Merge and Holdings, jointly and severally, represents and warrants to the Company as of the date of this Agreement and, except as otherwise provided, as of the Closing Date as follows:

<PAGE 36>

4.1	Organization.

	Merge is a company duly organized, validly existing and in good standing under the laws of the state of Wisconsin. Holdings is a company duly organized, validly existing and in good standing under the laws of the province of Nova Scotia. Each of Merge and Holdings has all requisite corporate power and authority to own, lease and operate its properties and to carry on its Business as it is now being conducted, except where the failure to be so organized, existing and in good standing or up to date in such filing, as the case may be, or to have such power and authority would not have a Merge Material Adverse Effect.

4.2	Authority Relative to this Agreement.

	Each of Merge and Holdings has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which Merge or Holdings is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each of Merge and Holdings, and no other corporate proceedings on the part of Merge or Holdings are necessary to authorize this Agreement or the Transaction Documents to which Merge or Holdings is a party or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each of Merge and Holdings, and assuming that this Agreement has been duly executed and delivered by the Company, constitutes a legal, valid and binding obligation of each of Merge and Holdings, enforceable against each of Merge and Holdings in accordance with its terms. Assuming due execution and delivery by all parties thereto, the Transaction Documents to which Merge or Holdings is a party will constitute a legal, valid and binding obligation of each of Merge and Holdings, as the case may be, enforceable against each of Merge and Holdings in accordance with their respective terms.

4.3	Capitalization

	(a)	The authorized capital stock of Merge consists of 30,000,000
Merge Common Shares, 4,000,000 shares of preferred stock of Merge and 1,000,000 shares of Series A Preferred Stock of Merge. As of March 31, 2002, 7,107,747 shares of Merge Common Shares were issued and outstanding. As of the date of this Agreement, one share of preferred stock and 637,236 shares of Series A preferred stock of Merge are outstanding. All of the outstanding shares of Merge have been duly authorized and validly issued, and are fully paid and non-assessable. As of March 31, 2002, 4,505,915 shares of Merge Common Shares were reserved for future issuance pursuant to outstanding stock options, convertible preferred shares, warrants, Merge's Employee Stock Purchase Plan and Merge's Director Stock Option Plan.

	(b)	The authorized capital of Holdings consists of an unlimited number of common shares of which, as of the date hereof, 38,076 common shares are issued and outstanding, all of which are owned by Merge.


<PAGE 37>


4.4	SEC Filings; Financial Statements.

	(a)	Merge has made available to the Company, through their posting on
EDGAR or otherwise, accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Merge with the SEC since January 1, 1999 (the "Merge SEC Documents'). All statements, reports, schedules, forms and other documents required to have been filed by Merge with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Merge SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be);
and (ii) none of the Merge SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

	(b)	The consolidated financial statements contained in the Merge SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain ootnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount);
and (iii) fairly present the consolidated financial position of Merge and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Merge and its consolidated subsidiaries for the periods covered thereby.

4.5	Valid Issuance.

	The Merge Common Shares to be issued to the Shareholders will, when issued in accordance with the provisions of this Agreement, the Share Exchange Agreement and the Provisions Attaching to the Exchangeable Shares, be validly issued, fully paid and non-assessable.

4.6	Consents and Approvals.

	None of the execution and delivery by Merge or Holdings of this Agreement or the Transaction Documents to which Merge or Holdings is a party, as the case may be, the consummation by Merge or Holdings, as the case may be, of the transactions contemplated hereby or thereby or compliance by Merge or Holdings with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the articles of incorporation (or similar document) or by-laws of Merge or Holdings or any voting trust or other agreement or understanding with respect to the voting of Merge Common Shares to which Merge or Holdings is a party or by which either of them is bound,
(ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Authority filings required under the Securities Act, the Exchange Act, state securities or blue sky laws,
(iii) result in a violation of, default under (with or without notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under, any of the terms,

<PAGE 38>

conditions or provisions of any Obligation to which Merge or any of its subsidiaries is a party or by which Merge or any of its subsidiaries or any of their respective assets may be bound, or (iv) violate any Order applicable to Merge or any of its subsidiaries or any of their respective assets.

4.7	Investment Intent.

	The New Common Shares to be acquired by Holdings are being acquired as principal for its own account and with no intention of distributing or reselling such shares or any part thereof or interest therein. Holdings is a company who, acting along or in conjunction with one or more other persons or companies, took the initiative in substantially reorganizing the business of the Company.

4.8	Brokers and Finders.

	None of Merge, its subsidiaries or any of the officers, directors or employees of Merge or any of its subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

4.9	Representations Complete.

	The representations and warranties made by Merge in this Article 4 and in any certificate furnished by Merge or any of its Subsidiaries pursuant to this Agreement, when all such documents are read together in their entirety, do not and will not at the Closing Time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE 5 - COVENANTS
---------------------

5.1	Taxes Not Assumed by Merge, Holdings and the Company.

	None of Merge, Holdings or the Company assume nor shall be liable for any taxes under the Income Tax Act (Canada) or any other Taxes whatsoever which may be or become payable by the Shareholders including, without limiting the generality of the foregoing, any Taxes which may be or become payable by the Shareholders resulting from or arising as a consequence of the transactions herein contemplated, including the Reorganization and the exchange of Exchangeable Share for Merge Common Shares.

5.2	Covenants of the Principal Shareholders and the Company.

	(a)	The Company shall ensure that the representations and warranties of the Company set out in Article 3 over which the Company has reasonable control are true and correct at the Time of Closing.

<PAGE 39>

	(b)	The Company shall ensure that the conditions of closing for the benefit of Merge set out in Section 6.2 over which the Company has reasonable control have been performed or complied with at the Time of Closing.

	(c)	Each Principal Shareholder shall ensure that the conditions of closing for the benefit of Merge set out in Section 6.2 over which such Shareholder has reasonable control have been performed or complied with by the Time of Closing.

	(d)	Each Principal Shareholder covenants and agrees that he will not
(i) until the 366th day following the Closing Date, directly or indirectly offer, sell, pledge, contract to sell, grant any option to purchase or otherwise dispose of any Merge Common Shares received pursuant to the Reorganization beneficially owned or otherwise held by such Shareholder;
(ii) until the 731st day following the Closing Date, directly or indirectly, offer, sell, pledge, contract to sell, grant any option to purchase or otherwise dispose of more than one-half of the aggregate number of Merge
Common Shares received pursuant to the Reorganization beneficially owned or held by such Shareholders.

	(e)	Each of the Principal Shareholders acknowledges that (i) such
Principal Shareholders and those persons retained by such Principal
Shareholder to advise it with respect to the Tax effects of the transactions contemplated hereby have had the opportunity to fully and independently examine the Tax effects of such transactions as they may relate to such Principal Shareholders; (ii) Merge makes no representation or warranty whatsoever with respect to such Tax effects or the Tax effects of the Reorganization of the Company ; and (iii) the Company further acknowledges that the Company is not relying on any representation or warranty of Merge with respect to such Tax effects.

	(f)	The Company shall use its reasonable best efforts to cause
Catherine McCallum and Gregory Couch to enter into employment agreements prior to the Time of Closing.

	(g)	The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a special meeting of its Shareholders for the purpose of obtaining the required vote of its Shareholders and the Company shall, through its Board of Directors, unanimously recommend to its Shareholders that they approve the Transactions. The Company shall use its commercially reasonable efforts to hold the Company's special shareholders' meeting on or before May 31, 2002. Alternatively, the Company may obtain the required approvals from its Shareholders to effect the Transactions pursuant to resolutions in writing in accordance with Section 142 of the CBCA on or before June 7, 2002. The Company shall draft copies of all materials to be provided by the Company to its Shareholders in seeking the consent of the Shareholders to the Transactions and Merge and its counsel shall have a reasonable opportunity to review and provide comments on such materials prior to their mailing or other distribution to the Company's Shareholders.

	(h)	The Company shall use reasonable efforts to cause to be delivered to Merge a letter of Deloitte & Touche LLP, the Company's chartered accountants, dated a date within two business days before the date on which Merge advises that Form 8-K shall become filed and addressed to Merge, in form and substance reasonably satisfactory to Merge and customary in scope and substance for such letters delivered by independent public accountants.


<PAGE 40>


	(i)	Other than as contemplated herein, the Company shall not issue any shares, convertible securities, exchangeable securities, stock options or stock appreciation rights prior to the Closing Date without the prior written approval of Merge.

	(j)	From the date hereof until termination of this Agreement in
accordance with Section 7, each of the Shareholders covenants and agrees that:

		(i)	such Shareholder will not directly or indirectly sell or
	offer for sale, or solicit, initiate, assist, facilitate, promote or encourage any proposal or offer from, or entertain or enter into discussions or negotiations with, any other party related to the Common Shares;

		(ii)	such Shareholder will, to the extent permitted by relevant
	law, use such Shareholder's best efforts to prevent, and to vote all of the shares of the Company owned by such Shareholder against, the occurrence of any of the following events: (A) any change in the articles or by-laws of the Company except as required to facilitate the Reorganization; (B) the granting of any options, warrants or securities convertible into shares of the Company; (C) the distribution, sale, transfer or pledge of a substantial part (being in excess of 10%) of the business or property of the Company; (D) the merger, consolidation, amalgamation, arrangement or reorganization of the Company or any other material change in the corporate structure of the Company, other than the Reorganization; (E) the declaration of any dividend by the Company, or the making of any other payment by the Company to its shareholders;
	or (F) any other material change in the business of the Company; and

		(iii)	such Shareholder will not directly or indirectly provide
	any information concerning the Company to any entity in furtherance of any of the transactions described in clauses (j) (i) or (ii) above;

	(k)	The Company covenants and agrees that it will not enter into, and will not propose to its shareholders, any transaction described in clause
(j)(ii) above, and will not directly or indirectly provide any information concerning the Company to any entity in furtherance of any of the transactions described in clauses (j)(i) or (ii) above;

	(l)	Except as contemplated by this Agreement or with the prior
written consent of Merge during the period from the date of this Agreement to the Closing Date, the Company will conduct its operations only in the ordinary course of business consistent with past practice and the Company ill preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with its licensors, licensees, customers, suppliers, employees and any others having business dealings with them to the end that the goodwill and ongoing Business of the Company shall not be impaired at the Closing. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, including the Exhibits hereto, prior to the Closing without the prior written consent of Merge, the Company will not take any of the actions set forth in Section 3.7(b) hereof

<PAGE 41>

or to make any major planning decision or any strategic decision or any major investment (including any decision involving an investment of more than $10,000);

	(m)	The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Closing Date:

		(i)	the Company shall not, and shall direct and cause its
	officers, directors, employees, agents and representatives (including,
	without limitation, any attorney or accountant retained by the Company)
	not to, initiate, solicit or encourage, directly or indirectly, any
	inquiries or the making or implementation of any proposal or offer
	(including, without limitation, any proposal or offer to its stockholders)
	with respect to a merger, amalgamation, acquisition, consolidation or
	similar transaction involving, or any purchase of all or any significant
	portion of the assets or any equity securities (including, but not
	limited to, a public offering) of, the Company (any such proposal or
	offer being hereinafter referred to as an "Acquisition Proposal") or
	engage in any negotiations concerning, or provide any confidential
	information	or data relating to the Company to, or have any discussions
	with, any person other than Merge relating to an Acquisition Proposal,
	or otherwise facilitate any effort or attempt to make or implement
	 an Acquisition Proposal;

		(ii)	the Company will immediately cease and cause to be
	terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and the Company will take the necessary steps to inform such parties of the obligations undertaken in this Section 5.2(k); and

		(iii)	the Company will notify Merge immediately if any such
	inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company.

	(n)	From the date of this Agreement until the Closing, upon
reasonable notice, the Company will, and will cause each of its officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, give Merge and its officers, employees, counsel, advisors and representatives (collectively, the "Merge Representatives") reasonable access, during normal working hours, to the offices and other facilities and to the books and records of the Company and permit Merge and the Merge Representatives to make inspections thereof as either of them may require and will cause the Company Representatives to furnish Merge and the Merge Representatives with such financial and operating data and such other information with respect to the Business of the Company and make such management and other personnel available to discuss the business and prospects of the Company as Merge may from time to time reasonably request. The Company agrees that no investigation by Merge or the Merge Representatives shall affect or limit the scope of the representations and warranties of the Company contained herein or in any of the Transaction Documents or limit the liability for the breach of any such representation or warranty.


<PAGE 42>


	(o)	The Company agrees that it shall cause all of the members of the
Board of Directors of the Company to resign as directors of the Company as of the Closing Date. The Company will use all reasonable commercial efforts to obtain releases from each of the foregoing individuals in favour of the Company.

	(p)	The Company shall use all reasonable efforts to obtain the consent to the Reorganization, where necessary or advisable, from the parties to the Material Contracts.

	(q)	On the Closing Date, the Company shall be in possession of all documents which relate to its operations, including all books, records, books of account, lists of suppliers and other data, financial or otherwise relating to the operation of its business.

	(r)	Prior to Closing, the Company covenants and agrees to arrange for the preparation and execution of all releases, waivers and agreements identified in Section 3.5 of the Company Disclosure Schedule, with all such documentation to be signed by all parties thereto and all waivers to be in a form acceptable to Merge and, in circumstances where the waiver arose as a result of a third party assertion that the Company had failed to fulfil all its obligations, shall include a full and final release from such third party.

	(s)	The Company shall fully accrue all possible Employer Health Tax liability prior to Closing.

	(t)	The Company shall deliver to Merge an updated Company Disclosure
Schedule, in complete and final form, at least three business days before the Closing.

	(u)	The Company will promptly advise Merge in writing: (i) of any event to occur after the date of this Agreement that would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event to be untrue or inaccurate in any material respect; (ii) of any event to occur after the date of this Agreement and prior to the Closing Time that would be a Company Material Adverse Effect; and (iii) of any breach by the Company, or, to the Knowledge of the Company, by any Shareholder, of any covenant or agreement contained in this Agreement; and

	(v)	The covenants of the Company and the Principal Shareholders set forth in this Agreement shall survive the completion of the Transactions and, notwithstanding such completion, shall continue in full force and effect for the benefit of Merge in accordance with the terms thereof.

5.3	Covenants of Merge

	(a)	Merge shall ensure that the representations and warranties of
Merge set out in Article 4 over which Merge has reasonable control are true and correct at the Time of Closing and the conditions of closing for the benefit of the Shareholders and the Company in Section 6.3 over which Merge has reasonable control have been performed or complied with at the Time of Closing.

	(b)	At Closing, Merge shall enter into the Employment Agreements.


<PAGE 43>


	(c)	Prior to the Closing, the board of directors of Merge shall
have reserved sufficient Merge Common Shares for issuance in connection with the Exchangeable Shares.

	(d)	Merge shall provide the Company with all reports filed with the
SEC for the last two years prior to Closing.

	(e)	Merge agrees to use commercially reasonable efforts to cause the listing on Nasdaq of the Merge Common Shares issuable, and those required to be reserved for issuance, in connection with the Reorganization, with effect as and from the Closing Date, subject to official notice of issuance.

	(f)	Merge agrees to grant an aggregate of 325,000 stock options to
Company employees, subject to Merge shareholder approval at the next Merge shareholders meeting. If such Merge shareholder approval is not received, Merge agrees to make up any shortfall in the granting of such options at the next available grant of options.

	(g)	The covenants of Merge set forth in this Agreement shall survive the completion of the transactions herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the shareholders in accordance with the terms hereof.

	(h)	So long as any Exchangeable Shares are outstanding, Merge shall provide the registered holders thereof with the same information and at the same times that Merge provides from time to time to the holders of Merge
Common Shares.

5.4	Mutual Covenants.

	(a)	Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable Laws and regulations, to consummate and make effective the transactions contemplated by this Agreement or other Transaction Documents. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

	(b)	Each of the parties hereto will use its (i) best efforts to
obtain as promptly as practicable all consents, authorizations, orders, approvals and waivers from Governmental Authorities and regulatory bodies and transfers of Permits or registrations with Governmental Authorities and regulatory bodies required in connection with the transactions contemplated by this Agreement (the "Required Consents") and
(ii) commercially reasonable efforts to obtain as promptly as practicable all other consents, approvals and waivers of any violations, breaches and defaults that may be caused by the consummation of the transactions contemplated by this Agreement.

	(c)	The Company acknowledges that Merge may have obligations at law to make a public announcement, and that Merge may desire to issue a press release, with respect to the transactions contemplated by this Agreement.
Merge agrees to consult the Company with respect to the content and timing of any such announcement or release. The Company agrees not to


<PAGE 44>


make any public announcement of the transactions contemplated by this Agreement without Merge's prior written consent.

	(d)	Each of the parties hereto agrees that at the Closing it shall enter into each Transaction Document to which it is a party.

	(e)	The parties hereto shall co-operate fully and in good faith
with each other and their respective legal advisors, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement.


ARTICLE 6 - CONDITIONS TO CONSUMMATION OF TRANSACTIONS
------------------------------------------------------

6.1	Conditions to Each Party's Obligation to Consummate Transactions.

	The obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction or, where permissible, waiver at or prior to the Closing, of each of the following conditions:

	(a)	no Order shall have been issued, enacted, entered, or promulgated
(which remains in effect) by any Governmental Authority, the enforcement of which would, individually or in the aggregate, prohibit or materially restrict the consummation of the transactions contemplated hereby or make such consummation illegal;

	(b)	each of the Transaction Documents shall have been executed
and delivered by all parties thereto;

	(c)	Shareholder approval to effect the Reorganization shall have been obtained by the Company in accordance with the CBCA and the Company
Shareholders Agreement;

	(d)	each of the Employment Agreements shall have been executed and delivered by all parties thereto; and

	(e)	all necessary corporate action for the purpose of approving the transactions contemplated by this Agreement and the Transaction Documents, including approval of the Reorganization by the Holders, shall have been taken or obtained by the Company and Merge.

6.2	Conditions for the Benefit of Merge.

	The obligations of Merge to consummate the transactions contemplated hereby are further subject to the satisfaction of each of the following conditions:

	(a)	the representations and warranties of the Company set forth in this Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date shall continue to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, Merge; (b) Merge shall not have become aware of any events,

<PAGE 45>

circumstances or conditions relating to the Company as a consequence of its review of any of the documents, other than the Company Disclosure Schedule, required to be delivered to Merge by or on behalf of the Company on or before the Closing Date (the "Company Required Documents"), which events circumstances or conditions, individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect; (c) Merge shall not have become aware of any events, circumstances or conditions relating to the Company (other than events, circumstances or conditions of which Merge shall have become aware as a consequence of its review of documents, other than the Company Required Documents, delivered to it by, or on behalf of, the Company) which events, circumstances or conditions individually or in the aggregate have or could reasonably be expected to have a Company Material Adverse Effect;

	(b)	the Company and each of the Principal Shareholders shall have performed or completed in all material respects all of the terms, covenants and conditions of this Agreement performed or complied with by the Company and the Shareholders, as the case may be, at or prior to the Closing;

	(c)	Merge and Holdings shall have received a certificate of the
Company, dated the Closing Date, signed by the President and Chief
Executive Officer of the Company to the effect that: (i) the representations and warranties of the Company set forth in this Agreement are true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date continues to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, Merge; and (ii) the Company has performed in all material respects all of its covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

	(d)	this Agreement has not been terminated pursuant to Article 7 hereof;

	(e)	Merge shall have received the opinion of Aird & Berlis LLP,
counsel to the Company, dated the Closing Date, in form and substance satisfactory to Merge and its counsel, acting reasonably;

	(f)	the Company shall have provided Merge with a service
performance report from Mount Sinai Hospital and University Health Network demonstrating compliance with performance metrics outlined in their service contract;

	(g)	Merge shall have had the opportunity to review the updated
Company Disclosure Schedule in complete and final form for at least three business days;

	(h)	all directors of the Company shall resign with effect as of the
Closing Time;

	(i)	no suit, action or proceeding before any Governmental Authority shall have been commenced and be pending against any of the parties hereto or any of their affiliates, associates, officers or directors (i) seeking to restrain, prevent, or in any material respect change the transactions contemplated hereby; (ii) seeking civil penalties or material damages in connection with any such transactions; or (iii) which, if adversely decided, could reasonably be expected to,

<PAGE 46>

individually or in the aggregate, materially impair Merge's or Holdings' ability to consummate the transactions contemplated hereby, or could reasonably be expected to result in a Company Material Adverse Effect;

	(j)	no Order shall be in effect, the enforcement of which could
reasonably be expected to, individually or in the aggregate, (i) impose civil penalties or material damages in connection with the transactions contemplated hereby; (ii) could have a Company Material Adverse Effect; (iii) materially impair Merge's or Holdings' ability to consummate the transactions contemplated hereby; or (iv) compel Merge or its affiliates to dispose of, discontinue, hold separate, or materially restrict the operations of, a significant portion of the business of the Company, considered as a whole, or the business of Merge and its subsidiaries considered as a whole in connection with or as a result of the consummation of the transactions contemplated hereby;

	(k)	the Company shall have obtained all Required Consents and shall have used all commercially reasonable efforts to obtain all consents, approvals, authorizations, exemptions and waivers from third parties reasonably satisfactory in form and substance to Merge and its counsel, with respect to the contracts, leases and permits set forth in Sections 3.9(a) or 3.13(b) of the Company Disclosure Schedule, to the extent necessary to consummate the transactions contemplated hereby without any violation or breach thereof or default, termination or acceleration occurring thereunder;

	(l)	Holders, if any, who have exercised their statutory right to dissent from the Reorganization collectively own no more than 5% of the Common Shares;

	(m)	the Shareholders and all directors of the Company shall release the Company from any and all possible claims against the Company arising from any act, matter or thing arising at or prior to the Time of Closing except for obligations of the Company pursuant to the Transaction Documents and except for, in the case of directors, claims for contribution and indemnity against the Company as provided in the by-laws of the Company;

	(n)	all necessary steps and proceedings shall have been taken to permit the New Common Shares subscribed for by Holdings to be duly and regularly issued to and registered in the name of Holdings;

	(o)	employment agreements with Catherine McCallum and Greg Couch, shall have been entered into, in full substitution for any existing employment agreements with such individuals;

	(p)	the Reorganization shall have been completed and the only issued and outstanding shares of the Company shall be the New Common Shares issued to Holdings and the Exchangeable Shares issued to the Shareholders; and

	(q)	each Shareholder (other than those Shareholders exercising
Dissent Rights) shall have tendered to the Company all of such Shareholder's certificates representing Common Shares for exchange into Exchangeable Shares and shall have delivered therewith the share transmittal materials.

<PAGE 47>

	The Company will furnish Merge with such certificates and other documents to evidence the fulfilment of the conditions set forth in this Section
6.2 as Merge may reasonably request.

6.3	 Conditions for the Benefit of the Principal Shareholders and the
Company.

	The obligation of the Company and the Principal Shareholders to effect the transactions contemplated hereby shall be subject to the fulfilment at or prior to the Closing of the following additional conditions:

	(a)	(i)	the representations and warranties of Merge and Holdings
set forth in this Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date, shall continue to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, the Company; (ii) the Company shall not have become aware of any events, circumstances or conditions relating to Merge as a consequence of its review of any of the documents required to be delivered to the Company by or on behalf of Merge on or before the Closing Date (the "Merge Required
Documents"), which events, circumstances or conditions, individually or in the aggregate, have or could reasonably be expected to have a Merge
Material Adverse Effect; (iii) the Company shall not have become aware of any events, circumstances or conditions relating to Merge (other than events, circumstances or conditions of which the Company shall have become aware as a consequence of its review of documents, other than the Merge Required Documents, delivered to it by, or on behalf of, Merge) which events, circumstances or conditions individually or in the aggregate have or could reasonably be expected to have a Merge Material Adverse Effect;

	(b)	each of Merge and Holdings shall have performed in all material respects all of its respective covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

	(c)	the Company shall have received certificates, dated the Closing
Date, signed by the Chief Executive Officer and the Chief Financial Officer of Merge and the President of Holdings to the effect that: (i) the representations and warranties of Merge or Holdings, as applicable, set forth in the Agreement are true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date continues to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, the Company; and (ii) Merge or Holdings, as applicable has performed in all material respects all of its covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

	(d)	this Agreement has not been terminated pursuant to Article 7 hereof;

	(e)	Merge shall have delivered to the Company its 2002 business
plan approved by its board of directors;

	(f)	the Merge Common Shares issuable as contemplated in this Agreement and the Transaction Documents and such other shares required to be reserved for issuance in connection

<PAGE 48>

with the Reorganization shall have been authorized for listing on Nasdaq upon official notice of issuance;

	(g)	Patrice Bret shall have been nominated to the board of directors of Merge, subject to Merge board of directors' and Merge shareholders' approval;

	(h)	Merge shall have received a ruling from the Ontario Securities
Commission pursuant to subsection 74(1) of the Ontario Securities Act to permit the distribution of the Merge Common Shares to holders of Exchangeable Shares without a prospectus and to permit the resale of such Merge Common Shares outside Ontario through the facilities of the Nasdaq National Market without a prospectus being filed under the Ontario Securities Act;

	(i)	no suit, action or proceeding before any Governmental Authority shall have been commenced and be pending against any of the parties hereto or any of their affiliates, associates, officers or directors (i) seeking to restrain, prevent, or in any material respect change the transactions contemplated hereby; (ii) seeking civil penalties or material damages in connection with any such transactions; or (iii) which, if adversely decided, could reasonably be expected to, individually or in the aggregate, materially impair the Company's ability to consummate the transactions contemplated hereby, or could reasonably be expected to result in a Merge Material Adverse Effect;

	(j)	no Order shall be in effect, the enforcement of which could
reasonably be expected to, individually or in the aggregate, (i) impose civil penalties or material damages in connection with the transactions contemplated hereby; (ii) could have a Merge Material Adverse Effect; (iii) materially impair the Company's ability to consummate the transactions contemplated hereby. Each of Merge and Holdings will furnish the Company with such certificates and other documents to evidence the fulfilment of the conditions set forth in this Section 6.3 as the Company may reasonably request;

	(k)	the Company shall have received the opinion of counsel to Merge, dated the Closing Date, in form and substance satisfactory to the Company and its counsel, acting reasonably; and

	(l)	Merge shall have entered into the Trust Agreement, the Support
Agreement and the Share Exchange Agreement in substantially the forms of
Exhibit II, III and IV hereto, respectively.

	Each of Merge and Holdings will furnish the Company with such certificates and other documents to evidence the fulfilment of the conditions set forth in this Section 6.3 as the Company may reasonably request.

ARTICLE 7 - TERMINATION; AMENDMENTS; WAIVER
-------------------------------------------

7.1	Termination.

	This Agreement may be terminated at any time prior to Closing, by a written notice from the terminating party to the other parties hereto:

<PAGE 49>

	(a)	by the written consent of each of Merge, Holdings and the Company;

	(b)	by Merge or Holdings if any of the representations or warranties of the Company or Principal Shareholders contained herein shall be inaccurate or untrue in any material respect;

	(c)	by the Company if any of the representations or warranties of
Merge or Holdings contained herein shall be inaccurate or untrue in any material respect;

	(d)	by Merge or Holdings if any covenant or agreement to be performed or observed by the Company or Shareholders hereunder has not been performed in any material respect at or prior to the time specified in this Agreement;

	(e)	by the Company if any covenant or agreement to be performed
or observed by Merge or Holdings hereunder has not been performed in any material respect at or prior to the time specified in this Agreement;

	(f)	by any party hereto if any Order of a Governmental Authority reventing or materially restricting the consummation of the transactions contemplated by this Agreement or the Transaction Documents shall have become final and non-appealable; or

	(g)	by Merge or Holdings if Merge shall have become aware of any vents, circumstances or conditions relating to the Company as a consequence of its due diligence review which events, circumstances or conditions individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect; or

	(h)	by the Company if the Company shall have become aware of
any events, circumstances or conditions relating to Merge as a consequence of its due diligence review which events, circumstances or conditions individually or in the aggregate, have or could reasonably be expected to have a Merge Material Adverse Effect.

7.2	 Effect of Termination.

	(a)	In the event of the termination and abandonment of this
Agreement pursuant to Article 7 hereof, this Agreement shall forthwith become void and have no further effect, other than the provisions of this Article 7 and Article 8 hereof which shall survive any such termination and there shall be no further liability (other than liabilities arising up to the time of such termination or abandonment) on the part of any party or its directors, officers or stockholders. Nothing contained in this
Section 7.2 shall relieve any party from liability for any breach of this Agreement.

	(b)	In the event of a termination of this Agreement, the terms of the confidentiality provisions of the Letter of Intent between Merge and the Company dated March 1, 2002 and the confidentiality agreement between Merge and the Company dated March 1, 2002 shall continue to be binding on the parties hereto.

<PAGE 50>

ARTICLE 8 - INDEMNIFICATION AND ESCROW
--------------------------------------

8.1	 Survival of Representations and Warranties.

	All representations and warranties of the Principal Shareholders, the Company or any authorized representative thereof contained in this Agreement, or in any certificate, document or other instrument delivered in connection herewith or pursuant to any of the Transaction Documents, shall terminate and cease to be of further force and effect 18 months from the Closing Date the "Escrow Period"). Those covenants that expressly contemplate or involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.

8.2	 Indemnities.

	(a)	Each of the  Principal Shareholders shall jointly and severally indemnify and save harmless Merge and Merge's officers, directors, shareholders, affiliates, employees, financial advisors and legal counsel
(for whom it is expressly agreed that Merge is holding the benefit of this indemnity and rights of enforcement thereof in trust), the Company and each of the officers, directors, shareholders, affiliates, employees and agents of the Company (for whom it is expressly agreed that the Company is holding the benefit of this indemnity and the rights of enforcement thereof in trust) (each such Person an "Indemnitee" and all such Persons, collectively, the "Indemnitees") from and against any and all Damages of any kind or nature hatsoever, directly or indirectly resulting from, relating to or arising out of any breach of or inaccuracy in any representation or warranty of the Company contained in Article 4 or in any Transaction Documents, provided that no claim for Damages (each, a "Claim") may be initiated by any Person against any Principal Shareholder under this Section 8.2(a) at any time after the date that is 18 months after the Closing Date.

	(b)	Each of the Principal Shareholders shall severally indemnify and save harmless Merge and Merge's officers, directors, shareholders, affiliates, employees, financial advisors and legal counsel (for whom it is expressly agreed that Merge is holding the benefit of this indemnity and rights of enforcement thereof in trust), the Company and each of the officers, directors, shareholders, affiliates, employees and agents of the Company
(for whom it is expressly agreed that the Company is holding the benefit of this indemnity and the rights of enforcement thereof in trust) from and against any and all Damages directly or indirectly resulting from, relating to or arising out of:

		(i)	any breach of or inaccuracy in any representation or
warranty of the Principal Shareholder contained in any Transaction Document;
and

		(ii)	any breach or non-performance by the Principal Shareholder
of any covenant or agreement of such Shareholder contained in this Agreement or in any Transaction Document;

provided that no Claim may be initiated by any Person against any Principal Shareholder under this Section 8.2(b) at any time after the date that is 18 months after the Closing Date and provided further that no Claim may be made against any Principal Shareholder arising out of any breach or non-performance by any other Principal Shareholder of any representation, warranty,

<PAGE 51>

covenant or agreement of such other Principal Shareholder contained in this Agreement or any other Transaction Documents.

	(c)	The Company shall indemnify and hold harmless Merge and each of the officers, directors, shareholders, affiliates, employees, financial advisors, legal counsel and agents of Merge (for whom it is expressly agreed that Merge is holding the benefit of this indemnity and the rights of enforcement thereof in trust) from and against any and all Damages directly or indirectly resulting from relating to or arising out of:

		(i)	any breach of or inaccuracy in any representation or
	warranty contained in Article 3 or in any Transaction Document; and

		(ii)	any breach of or non-performance by the Company of any
	covenant or agreement of the Company contained in this Agreement or in any Transaction Document.

	(d)	Merge shall indemnify and hold harmless each of the Shareholders, the Company and the officers and directors of the Company (for whom it is expressly agreed that the Company is holding the benefit of this indemnity and rights of enforcement thereof in trust) from and against any and all Damages directly or indirectly resulting from, relating to or arising out of:

		(i)	any breach of or inaccuracy in any representation or
	warranty contained in Article 4 or in any Transaction Document; and

		(ii)	any breach of or non-performance by Merge of any covenant or
	agreement of Merge contained in this Agreement or in any Transaction
	Document;

provided, that no claim may be made by any Person against Merge at any time after the date which is 18 months after the Closing Date.

8.3	 Escrow Fund and Procedure.

	(a)	At the Time of Closing, each Principal Shareholder shall deposit with the Trustee 15% of the aggregate number of Exchangeable Shares to be issued to such Principal Shareholder upon completion of the Reorganization pursuant to the Trust Agreement (such Exchangeable Shares being hereinafter referred to as the "Escrowed Shares"). The holders of such Escrowed Shares shall have the right to vote, and to receive dividends declared on, the Escrowed Shares during the Escrow Period. The Escrowed Shares are not subject to forfeiture or return in the event of any Principal Shareholders' death or bankruptcy, or the failure of any Principal Shareholder to continue employment with the Company.

	(b)	If a Claim by a third party is made against any Indemnitee or in the event that an Indemnitee determines, in good faith, that an event has occurred which gives rise to a Claim, and if such Indemnitee intends to seek ndemnity with respect thereto under this Article 8, the Indemnitee shall notify the Representatives of such Claim in writing and shall provide to the Representatives such information as is necessary to identify the nature and validity of the Claim. Such notice must be given no later than 30 days after the assertion or determination of such Claim but in no event after the expiration of the Escrow Period. The Indemnitee shall include in

<PAGE 52>

its notice to the Representatives the basis for the Claim, the amount of the resulting Damages and the amount of cash and if applicable, the number of Escrowed Shares, which it intends to acquire in order to satisfy such Damages. For purposes of determining the number of Escrowed Shares to be acquired, any Claim should be satisfied from all of the Escrowed Shares on a pro rata basis, and the number of such Escrowed Shares shall be equal to the number resulting upon the division of the amount of the Claim by the Canadian Dollar Equivalent of the Closing Price, regardless of the ctual fair market value of the Merge Shares at the time of such determination hereunder. If the Representatives wish to dispute the validity of any Claim or the amount of Damages for any Claim on behalf of the beneficial owners of the Escrowed Shares, the Representatives must give the Indemnitee requesting indemnification written notice of such dispute and the basis therefore, within 30 days of receiving the Indemnitee's notice. If the parties are unable to resolve any such dispute, the matter shall be submitted to binding arbitration, the costs of which shall be borne equally by the Indemnitee or Indemnitees and by the Shareholders. Any such arbitration shall be conducted by an independent firm mutually agreeable to the parties with expertise in matters of this kind, and shall be in a mutually agreeable location, or if the parties cannot agree upon an arbitrator or location, an arbitrator or place of arbitration shall be determined in accordance with the provisions of the Arbitration Act (Ontario).

	(c)	Any cash or Escrowed Shares held by the Escrow Agent at the
expiration of the Escrow Period which have not been applied against any Damages as provided herein, or which do not represent Damages for Claims whose validity or amount is still in dispute, shall be delivered to the beneficial owners of the Escrowed Shares promptly following the expiration of the Escrow Period. Any portion of the Escrow Fund withheld pending resolution of a dispute, shall be delivered or returned and cancelled, as may be determined, upon final resolution of the dispute, in accordance with the escrow provisions of the Trust Agreement.

	(d)	Merge shall be entitled to control the defense of any Claim
brought against Merge or any Indemnitee, in its sole discretion, and to settle in good faith any such Claim without the consent of the Representatives or the beneficial owners of the Escrowed Shares, provided however that the Representatives, on behalf of the beneficial owners of the Escrowed Shares, shall be entitled to participate in any such defense at the expense of the Shareholders (pro rata determined by dividing the number of Escrowed Shares owned by each Shareholder by the total number of Escrowed Shares then remaining subject to escrow pursuant to the Exchange Trust Agreement).

	(e)	Notwithstanding anything hereinabove to the contrary, the
aggregate liability of the Shareholders under this Article 8, other than in the event of fraud or wilful misrepresentation by the Company or any of the beneficial owners of the Escrowed Shares, shall not exceed the amount which is 15% of the number of Exchangeable Shares issued to the Shareholders under Section 3.1 hereof multiplied by the Canadian Dollar Equivalent of the Closing Price (calculated on the second Business Day preceding the Closing
Date), and such liability shall be satisfied exclusively as provided in
Section 8.5. In the event of any Claim based upon the fraud or wilful misrepresentation of the Company, Merge shall only be entitled to proceed against any Shareholder for such Shareholders' proportionate share of the resulting Damages (determined pro rata on the basis of the number of Exchangeable Shares issued to such Shareholder on the Closing Date divided by the total number of Exchangeable Shares issued on the Closing Date)

<PAGE 53>

and each Shareholder's liability shall not exceed the product obtained by multiplying the number of Merge Shares issuable upon exchange of the Exchangeable Shares issued to such Shareholder on the Closing Date by the Canadian Dollar Equivalent of the Closing Price calculated on the second Business Day prior to the Closing Date (less the aggregate number of such Shareholders Escrowed Shares which Merge has withdrawn under the Escrow Agreement multiplied by the Canadian Dollar Equivalent of the Closing Price calculated on the second Business Day prior to the Closing Date).

	(f)	No Indemnitee shall be entitled to make a Claim for
indemnification under this Article 8: (i) until the Damages that are the subject of such Claim (aggregated with the amount of Damages in respect of any previous Claim or Claims made by an Indemnitee or barred by this clause (f)) exceeds $25,000; and (ii) after the date that is 18 months after the Closing Date.

8.4	No Third Party Beneficiaries.

	The foregoing indemnification is given solely for the purpose of protecting the parties to this Agreement and the Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

8.5	Exclusive Remedy.

	Merge's right to acquire Escrowed Shares in order to satisfy a Claim pursuant to Section 8.3 shall be the exclusive remedy for any
Claim arising after the time of Closing under Section 8.2(a), except in the case of fraud or wilful misrepresentation by the Company or any Shareholder. If the Closing shall not occur because of circumstances giving rise to a Claim under Section 8.2(a) or 8.2(c)(i), or because
f a breach of covenant by the Company, Merge's exclusive remedy shall
be against the Company.   Any Claim brought by Merge pursuant to
Section 8.2(b) based on misrepresentation, whether or not fraudulent or wilful, or breach of covenant of a Shareholder shall be brought exclusively against the Shareholders committing misrepresentation or
breach of covenant.   However, nothing herein shall limit any rights
r remedies Merge may have under this Agreement, applicable Law or otherwise: (i) in respect of any breach of covenant of the Shareholders prior to the Closing, which shall be pursued exclusively against any Shareholder in breach of a covenant and not against any other Shareholder not in breach; (ii) in respect of fraud or wilful misrepresentation of the Company (subject to the procedural limitations and the limitations as to amount contained in Sections 8.3(e) and (f); or (iii) in respect of any Claim under the covenant of indemnification contained in this
Article 8, but subject to the limitations contained in this Article 8.

ARTICLE 9 - REGISTRATION RIGHTS
-------------------------------

9.1	Registration of Merge Common Shares.

	(a)	Merge shall, as soon as practicable but in any event within
90 days of the Closing Date, prepare and file with the SEC a registration statement on Form S-3 sufficient to permit the public offering and sale within the United States of the Registrable Securities and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Merge will bear all Registration

<PAGE 54>

Expenses. All Selling Expenses shall be borne by the Holders of the Registrable Securities being registered, pro rata on the basis of the number of shares so registered (provided that each Holder shall bear the full amount of the fees and disbursements of any counsel which the Holder retains).

	(b)	Merge shall use its best efforts to cause the Registrable
Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions within the United States as the Majority Holders may reasonably request; provided, however, that Merge shall not be required to qualify to do business in any state by reason of this Section 9.1 in which it is not otherwise required to qualify to do business.

	(c)	Merge shall prepare and file with the SEC a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective, and shall keep effective the registration, and shall from time to time amend or supplement the registration statement, preliminary prospectus or final prospectus for such period of time as shall be required to permit the Holders to complete the offer and sale of the Registrable Securities covered thereby. Merge shall in no event be required to keep the registration in effect or to take any other actions under this Section 9.1 for a period extending beyond the date which is ninety days following the fifth anniversary of the date of this Agreement.

	(d)	Merge shall promptly furnish to the Holders such number of
copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus) all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Holders may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

	(e)	Merge shall provide prompt notice to the Holders that the
registration statement has become effective under the Securities Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplemen thereto has been issued, nor has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order.

	(f)	Merge agrees that until all the Registrable Securities have
been sold under the registration statement Merge agrees to: (i) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities
Act, at all times after 90 days after the effective date of the registration statement; and (ii) file with the SEC in a timely manner all reports and other documents required of Merge under the Securities Act and the Exchange Act.

	(g)	Merge shall promptly notify the Holders, at any time when a
prospectus relating to the registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact

<PAGE 55>

required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Holders prepare and furnish to them such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

ARTICLE 10 - MISCELLANEOUS
--------------------------

10.1	Entire Agreement: Assignment.

	This Agreement, together with the Transaction Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

10.2	Expenses.

	Except as expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

10.3	Amendment.

	This Agreement may not be amended except by an instrument in writing igned on behalf of all parties hereto.

10.4	Extension.

	At any time prior to the Closing, a party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or
iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

10.5	Validity.

	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

<PAGE 56>

10.6	Notices.

	All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented international overnight service, (d) on the date of delivery if delivered by facsimile and electronically confirmed before 5:00 p.m. (local time) on any business day, or (e) on the next business day if delivered by facsimile and electronically confirmed either after 5:00 p.m. (local time) or on a non-business day, in each case addressed as follows:

	If to Company:

	eFilm Medical Inc.
	500 University Avenue
	Suite 300
	Toronto, Ontario
	M5G 1V7
	Attention:	Patrice Bret, Greg Couch & Catherine McCallum
	Facsimile:	(416) 204-9442

	with a copy to:

	Aird & Berlis LLP
	BCE Place
	1800-181 Bay Street
	Toronto, Ontario
	M5J 2T9
	Attention:	Kevin Rooney
	Facsimile:	(416) 863-1515

	If to Merge or to Holdings:

	Merge Technologies Incorporated
	1126 South 70th Street
	Suite 5107B
	Milwaukee, Wisconsin 53214-3 151
	Attention:	President
	Facsimile:	(414) 977-3940

	with a copy to:

	McCarthy Tetrault LLP
	Suite 4700
	Toronto Dominion Bank Tower
	Toronto-Dominion Centre

<PAGE 57>

	Toronto, Ontario
	M5K 1E6
	Attention:	Philip C. Moore
	Facsimile:	(416) 868-0673

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others.

10.7	Governing Law.

	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10.8	Counterparts.

	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

10.9	Parties in Interest.

	This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

10.10	Specific Performance.

	The parties hereto agree that, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damages would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

10.11	Time of the Essence.

	Time is of the essence of this Agreement.

10.12	Facsimile Signatures.

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	The signature of any party to this Agreement may be evidenced on this Agreement and any other agreement or instrument contemplated herein by facsimile. Without prejudice to the effectiveness of such facsimile signature, such party agrees to forward promptly following the transmission by facsimile of such party's signature, such agreement or instrument bearing an original signature to the other parties hereto.

	IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

MERGE TECHNOLOGIES INCORPORATED.,
a Wisconsin company



By:	 /s/ Richard A. Linden
Name:	Richard A. Linden
Title:President and Chief Executive Officer


MERGE TECHNOLOGIES HOLDINGS CO.
a Nova Scotia company



By:	/s/ Colleen M. Doan
Name:	Colleen M. Doan
Title:Secretary


eFilm MEDICAL INC.
a Canadian company



By:	/s/ Catherine McCallum
Name:	Catherine McCallum
Title:	Chief Operating Officer




By:	/s/ Patrice Bret
Name:	Patrice Bret




By:	/s/ Gregory Cough
Name:	Gregory Couch




By:	/s/ Catherine McCallum
Name:	Catherine McCallum

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Exhibit 99.1


                                    NEWS RELEASE
                               For Immediate Release

Contact: Beth Frost-Johnson, VP Marketing
Richard Linden, President& CEO
414) 977-4000

                             MERGE TECHNOLOGIES CLOSES
                        ACQUISITION OF eFILM MEDICAL, INC.
     Combined organization provides integrated image and information workflow solutions on a global basis.


Milwaukee, WI, July 8, 2002 - Merge Technologies Incorporated (NASDAQ: MRGE) today announced the closing of the acquisition of eFilm Medical Inc., a privately held Toronto-based company that develops medical imaging and information workflow products and services, for one million shares of Merge common stock.

Richard Linden, Merge's President and CEO, said, "Completing this acquisition formally launches the next phase of our strategic development, and positions us as a global provider of integrated image and information workflow solutions. We anticipate a rapid integration of the two companies given our existing product innovation partnership. In the near future we expect to present a unified suite of solutions to the market, with a broader rollout of our capabilities across the spectrum of image and information workflow slated for release later this year at RSNA 2002. We are especially pleased to welcome the talented eFilm staff to the new organization, including Greg Couch and Catherine McCallum, who will assume senior leadership roles."

"By merging our two organizations, we make a clear statement about our patient-centric approach to image and information management workflow solutions," commented Gregory Couch, co-founder of eFilm Medical Inc.
"We are committed to providing the healthcare industry with clinically focused, open architecture solutions that address the digital imaging needs of the healthcare enterprise. The workstation delivery model

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pioneered by eFilm will continue to be central to the business strategy delivered by our combined organization. Together, our solutions will reduce complexity for our customers, increase productivity and clinical user satisfaction, and ultimately improve the care of the patients they serve."

# # #

Merge Technologies Incorporated is a workflow solution company that provides integrated software, hardware, and services to the healthcare industry. Merge leverages its 15 years of healthcare IT and engineering experience to create modular, scalable, and clinically robust solutions that integrate digital medical images and patient information, and delivers them in applications that improve operational efficiencies. Merge's elegant and affordable solutions are created by and for clinicians to improve their productivity and enhance the quality of the care they provide, while simultaneously maximizing IT resources.

eFilm Medical Inc., is a leading player in the development of medical imaging workflow products and services. Founded inside two of Canada's leading healthcare institutions, the company develops innovative medical image viewing and related solutions. The unique perspective gained from developing within a clinical environment, combined with the global use of its medical imaging solutions, has provided eFilm with a recognized level of customer knowledge and understanding.

For more information please visit our websites at www.merge.com and www.efilm.ca.

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